                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240

                               ALBERTSONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

         ALBERTSON'S, INC.
         250 PARKCENTER BOULEVARD
         P.O. BOX 20
         BOISE, IDAHO 83726                                                   [ALBERTSONS LOGO]

--------------------------------------------------------------------------------

                                                                  April 30, 2001

Dear Fellow Stockholder:

It is our pleasure to invite you to attend the 2001 Annual Meeting of Stockholders. The meeting is scheduled for 10 a.m. (Mountain Daylight Time) Thursday, June 14, 2001, at the Idaho Center, 16200 Can-Ada Road, Nampa, Idaho.

This year you are being asked to:

- Elect directors;

- Ratify the appointment of independent auditors for the fiscal year that ends January 31, 2002;

- Approve the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan that provides for stock options and other awards to be granted to key employees and non-employee directors of our Company; and

- Consider four stockholder proposals that may be presented at the meeting.

You will find further information about these items and our Company in the following pages. We are including:

- Information about the nominees for election to the Board of Directors,

- Information about the auditors we have appointed,

- Information about the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan, and

- Information about the four stockholder proposals -- and why your Board of Directors opposes each of them.

It is important that your shares be represented. We urge you to vote, even if you cannot attend the meeting.

We look forward to personally greeting those stockholders able to attend.

                                           Very truly yours,

                                           ALBERTSON'S, INC.

                                           /s/ LAWRENCE R. JOHNSTON
                                           Lawrence R. Johnston
                                           Chairman of the Board
                                           and Chief Executive Officer

TABLE OF CONTENTS                                                           LOGO

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
                                                              PAGE
------------------------------------------------------------------
Notice of the Annual Meeting of Stockholders                     1
------------------------------------------------------------------
Proxy Statement                                                  2
------------------------------------------------------------------
  Appointment of Proxy Holders                                   2
------------------------------------------------------------------
  Voting Methods                                                 2
------------------------------------------------------------------
  Voting Securities and Principal Holders Thereof                4
------------------------------------------------------------------
    Shares Beneficially Owned as of March 19, 2001               4
------------------------------------------------------------------
  Board of Directors                                             6
------------------------------------------------------------------
  Election of Directors (Proposal 1)                             8
------------------------------------------------------------------
    Nominees for Election as Class III Directors                 8
------------------------------------------------------------------
    Nominee for Election as Class II Director                    9
------------------------------------------------------------------
    Continuing Class I Directors                                10
------------------------------------------------------------------
    Continuing Class II Directors                               11
------------------------------------------------------------------
    Director Emeritus                                           12
------------------------------------------------------------------
    Certain Transactions                                        13
------------------------------------------------------------------
    Committees and Meetings of the Board of Directors           15
------------------------------------------------------------------
    Compensation of Directors                                   16
------------------------------------------------------------------
  Compensation of Executive Officers                            17
------------------------------------------------------------------
    Summary Compensation Table                                  17
------------------------------------------------------------------
    Option Grants in Last Fiscal Year                           18
------------------------------------------------------------------
    Aggregated Option Exercises in Last Fiscal Year and
     Fiscal Year-End Option Values                              19
------------------------------------------------------------------
    Retirement Benefits                                         19
------------------------------------------------------------------
    Salaried Pension Plan Table                                 20
------------------------------------------------------------------
    Compensation Committee Report                               21
------------------------------------------------------------------
  Performance Graph                                             23
------------------------------------------------------------------
  Audit Committee Report                                        23
------------------------------------------------------------------
  Ratification of Appointment of Independent Auditors
    (Proposal 2)                                                25
------------------------------------------------------------------
  Approval of the Albertson's, Inc. Amended and Restated
    1995 Stock-Based Incentive Plan (Proposal 3)                26
------------------------------------------------------------------
  Stockholder Proposal (Proposal 4)                             30
------------------------------------------------------------------
    Board of Directors' Statement in Opposition                 31
------------------------------------------------------------------
  Stockholder Proposal (Proposal 5)                             31
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    Board of Directors' Statement in Opposition                 33
------------------------------------------------------------------
  Stockholder Proposal (Proposal 6)                             34
------------------------------------------------------------------
    Board of Directors' Statement in Opposition                 35
------------------------------------------------------------------
  Stockholder Proposal (Proposal 7)                             35
------------------------------------------------------------------
    Board of Directors' Statement in Opposition                 36
------------------------------------------------------------------
  Other Matters                                                 37
------------------------------------------------------------------
  Deadline for Receipt of Stockholders' Proposals               38
------------------------------------------------------------------
  Attachment A -- Albertson's, Inc. Audit Committee Charter    A-1
------------------------------------------------------------------
  Attachment B -- Albertson's, Inc. Audit/Finance Committee
    Charter (effective June 14, 2001)                          B-1
------------------------------------------------------------------
  Attachment C -- Albertson's, Inc. Amended and Restated
    1995 Stock-Based Incentive Plan                            C-1
------------------------------------------------------------------

                                [Albertsons Map]

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS                                LOGO

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
TIME:   10 a.m. Mountain Daylight Time
DATE:   Thursday, June 14, 2001
PLACE:  The Idaho Center
        16200 Can-Ada Road
        Nampa, Idaho

AGENDA:

     - To elect five directors,

     - To ratify the Board of Directors' appointment of independent auditors,

     - To approve the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan,

     - To vote on four stockholder proposals that may be made at the meeting, and

     - To transact any other business that may be brought before the meeting in accordance with the By-Laws.

WHO MAY ATTEND?

     - Stockholders of record at the close of business on April 19, 2001

     - Representatives of stockholders, if authorized in writing

     - Invited guests

All stockholders are cordially invited to attend the meeting in person.

WHO MAY VOTE?

     - Any stockholder of record at the close of business on April 19, 2001

     - Any representative of such a stockholder, if authorized in writing

Even if you cannot attend the meeting, we urge you to vote. Please refer to pages 2-3 of the accompanying proxy statement for Albertson's voting procedures.

                                         By Order of the Board of Directors

                                    /s/ KAYE L. O'RIORDAN
                                         Kaye L. O'Riordan
                                         Vice President and Corporate Secretary

                                         April 30, 2001

                YOUR COPY OF THE COMPANY'S ANNUAL REPORT FOR THE
                FISCAL YEAR ENDED FEBRUARY 1, 2001 IS ENCLOSED.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

This proxy statement is being mailed to stockholders on or about April 30, 2001, in connection with Albertson's solicitation of your vote at its 2001 Annual Meeting of Stockholders. Please read it carefully because it contains important information about admission to the meeting, voting procedures and the matters on which you are being asked to vote.

APPOINTMENT OF PROXY HOLDERS

Your Board of Directors asks you to appoint Lawrence R. Johnston, Michael F. Reuling and Peter L. Lynch as your proxy holders. As such, they will vote your shares at the 2001 Annual Meeting of Stockholders as you instruct them. To appoint them as requested, just sign, date and return the enclosed proxy card in the pre-addressed, postage-paid envelope provided or use one of the alternate voting methods described below.

To direct them as to how to vote your shares, just mark the boxes on the proxy card that represent your choices. They will follow your instructions. On any item for which you do not mark a box, they will vote as recommended by the Board of Directors.

VOTING METHODS

If you are registered on Albertson's stock transfer books as the holder of record of your shares, you can vote your shares in one of three ways:

  - By calling 1-800-840-1208 on a touch-tone phone. This number is toll free in the United States and is available 24 hours a day. Be sure to have your proxy card available to enter your control number.

  - By visiting the Internet site at http:/www.proxyvoting.com/abs/.

  - By marking, signing, dating and promptly returning the proxy card. We have enclosed a postage-paid envelope (if mailed in the United States) for your convenience.

If your shares are held of record in the name of a bank, broker or other holder of record, you must follow the instructions from the holder of record in order to have your shares voted. Some banks and brokers may offer telephone and Internet voting.

Any stockholder of record attending the meeting may revoke his or her prior vote by voting in person.

If you plan to attend the meeting and your shares are held in the name of a broker or other nominee, please bring a statement or letter from the broker or nominee confirming your ownership of shares.

If you own shares of record, you may revoke your proxy at any time before the voting at the meeting. To do so, you must either:

  - Write a letter to that effect to the Corporate Secretary, Albertson's, Inc., 250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726. Your correspondence must be received before the meeting.

  - Submit a signed proxy card that is dated later than the original proxy and is delivered by telephone, Internet or mail in a timely manner.

  - Vote by ballot at the Annual Meeting.

All shares that have been properly voted -- whether by telephone, Internet or mail -- and not revoked will be voted at the meeting according to your instructions. If you sign your proxy card but do not give voting instructions, the

                                                                            LOGO

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shares represented by that proxy card will be voted as recommended by the Board of Directors.

At the close of business on the Record Date (April 19, 2001), 405,332,132 shares of Albertson's common stock were outstanding and entitled to vote at the meeting. For each share of stock held, the stockholder is entitled to cast one vote on each matter before the meeting.

A quorum, which is a majority of the outstanding shares as of the Record Date, must be present to hold the Annual Meeting. We calculate a quorum based on the number of shares represented at the meeting, either in person or by proxy.

If a quorum is present:

  - We will hold an election of directors. Each outstanding share of stock is entitled to cast one vote for each director position. Each nominee receiving a plurality of the vote will be elected. Abstentions and broker non-votes will be disregarded; they will have no effect on the outcome of the vote.

  - We will vote on ratification of the appointment of the independent auditors. The appointment will be ratified if approved by a majority of the shares present and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter.

  - We will vote on the approval of the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan. The Plan will be approved by a majority of the shares present and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter.

  - We will vote on each stockholder proposal, if properly brought before the meeting. Each stockholder proposal will be approved if it receives the affirmative vote of a majority of the shares present and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded; they will not affect the outcome of the vote.

We have retained Georgeson & Company, Inc. to help in distributing proxy materials and soliciting proxy voting instructions. Georgeson's estimated fee for this work is not more than $20,000 plus payment of reasonable out-of-pocket expenses. The initial solicitation is by mail. In addition, Albertson's directors, officers or employees may solicit proxies in person or by telephone, facsimile, telegram or e-mail.

Albertson's will also reimburse brokerage houses and other custodians for their expenses in sending proxy materials to you.

As a stockholder, you may review a complete list of stockholders entitled to vote at the meeting. The list will be available at the offices of the Company, 250 Parkcenter Boulevard, Boise, Idaho, during ordinary business hours for the ten days immediately before the meeting.

--------------------------------------------------------------------------------

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

The following table shows the persons (including any group deemed a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company who beneficially own more than 5% of the Company's common stock. It also shows beneficial ownership of the Company's common stock for each director, for each nominee for director, for each executive officer named in the Summary Compensation Table and for the executive officers and directors as a group.

               SHARES BENEFICIALLY OWNED AS OF MARCH 19, 2001(1)

----------------------------------------------------------------------------------------------------
                    NAME (AND ADDRESS                       NUMBER OF SHARES
                      FOR BENEFICIAL                          BENEFICIALLY                  PERCENT
                     OWNERS OVER 5%)                            OWNED(2)                    OF CLASS
----------------------------------------------------------------------------------------------------
Capital Research and Management Company(3)................     38,624,490                     9.5%
  333 South Hope Street
  Los Angeles, CA 90071
Markus Stiftung(4)........................................     29,152,800                     7.2%
  Timmasper Weg
  2353 Nortorf
  Federal Republic of Germany
Legg Mason, Inc.(5).......................................     27,685,718                     6.8%
  100 Light Street
  Baltimore, MD 21202
Kathryn Albertson.........................................          6,000(6)                    +
A. Gary Ames..............................................         26,992(6)                    +
Cecil D. Andrus...........................................         12,100(6)                    +
Pamela G. Bailey..........................................         16,954(6)                    +
Teresa Beck...............................................         67,828(7)                    +
Henry I. Bryant...........................................         12,045(6)                    +
Paul I. Corddry...........................................         29,992(6)                    +
John B. Fery..............................................         32,114(6)                    +
Fernando R. Gumucio.......................................         12,032(6)                    +
Clark A. Johnson..........................................         34,842(6)                    +
Lawrence R. Johnston......................................              0(8)                    +
Charles D. Lein...........................................         41,817(6)                    +
Victor L. Lund............................................         68,845                       +
Gary G. Michael...........................................        559,938(7,9)                  +
Beatriz Rivera............................................         19,992(6)                    +
J.B. Scott................................................      6,012,598(6,10)               1.5%
Arthur K. Smith...........................................         30,894(6)                    +
Thomas L. Stevens, Jr. ...................................          4,500(6)                    +
Will M. Storey............................................         26,992(6)                    +
Steven D. Symms...........................................         21,994(6)                    +
Thomas J. Wilford.........................................      6,130,216(10,11)              1.5%
Peter L. Lynch............................................        115,902(7,9)                  +
A. Craig Olson............................................        158,155(7,9,12)               +
Michael F. Reuling........................................        249,719(7,9)                  +
Thomas R. Saldin..........................................        169,720(7,9,12)               +
All directors (including nominees) and all executive
  officers as a group (35)................................      8,925,915(6,7,8,9,10,11,12)   2.2%
----------------------------------------------------------------------------------------------------

+ Indicates that the percentage of shares beneficially owned does not exceed one percent of the Company's common stock.

                                                                            LOGO

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(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the
Securities Exchange Act of 1934. Shares are considered to be "beneficially" owned if the person has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of the shares within 60 days following March 19, 2001. The beneficial ownership listed for Lawrence R. Johnston is as of April 23, 2001, the date of his appointment as Chairman of the Board, Chief Executive Officer and a director.

(2) Each director, nominee for director and executive officer disclaims beneficial ownership of any shares owned by his or her spouse, children or grandchildren and by trusts for such person, whether or not the director or officer is a trustee or co-trustee thereof.

(3) According to an amendment to a Schedule 13G filed with the Securities and Exchange Commission on or about February 9, 2001, Capital Research and Management Company, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to be a beneficial owner as the result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(4) According to a Schedule 13D filed with the Securities and Exchange Commission on or about January 18, 1990, Mr. Theo Albrecht is also a beneficial owner of these shares. Mr. Albrecht's address is the same as that of Markus Stiftung.

(5) According to a Schedule 13G filed with the Securities and Exchange Commission on or about February 20, 2001, Legg Mason, Inc. is a parent holding company, in accordance with 240.13-d-1 (b) (ii) (G), of numerous subsidiaries, all of which are investment advisors with discretion.

(6) Includes shares that could have been acquired within 60 days after March 19, 2001 under the 1995 Stock Option Plan for Non-Employee Directors and the Amended and Restated 1995 Stock-Based Incentive Plan and under options converted from American Stores Company option plans.

(7) Includes shares credited to the Albertson's Savings & Retirement Estates, the Albertson's Employee Stock Ownership Plan and the American Stores Company Employee Stock Purchase Plan accounts of the individuals named and all executive officers as a group.

(8) As of April 23, 2001, the date of his appointment as Chairman of the Board, Chief Executive Officer and a director.

(9) Includes shares that could have been acquired within 60 days after March 19, 2001 under Albertson's 1986 Nonqualified Stock Option Plan and Albertson's Amended and Restated 1995 Stock-Based Incentive Plan and under options converted from American Stores Company option plans.

(10) Includes 6,003,600 shares held by Alscott Limited Partnership #1 of which Alscott, Inc., an Idaho corporation, is the general partner and J.B. Scott and Thomas J. Wilford are limited partners. J.B. Scott is the Chairman of the Board of and has a majority interest in Alscott, Inc., and Thomas J. Wilford is the President and a director of Alscott, Inc.

(11) Includes 38,318 shares held by a family trust for the benefit of descendants of Kathryn Albertson of which Thomas J. Wilford is the trustee and 84,800 shares held by family trusts for the benefit of the children of J.B. Scott of which Thomas J. Wilford is one of the trustees. Mr. Wilford disclaims beneficial ownership of these shares.

(12) Includes shares as to which certain executive officers included in all executive officers as a group have sole voting and investment power but which are held for minor children and relatives and as to which they disclaim any beneficial interest.

--------------------------------------------------------------------------------

BOARD OF DIRECTORS
--------------------------------------------------------------------------------

GENERAL

The business and affairs of Albertson's, Inc., are managed under the direction of the Company's Board of Directors. The Board monitors the overall performance of the Company and oversees strategic planning, including the capital expenditures budget. The Board also monitors the Company's financial controls and reviews and ratifies selection and compensation of senior executives.

Currently, the Board of Directors of Albertson's, Inc. is made up of 20 members, two of whom are Albertson's, Inc. employees. (The Board has determined that it would be desirable to reduce its size; see Future Modifications to Board Composition and Board Committees below.) The Board's Nominating Committee assesses the size and composition of the Board at least annually. The Nominating Committee recommends prospective directors to the Board.

The Nominating Committee will consider nominees recommended by Albertson's stockholders. To make a recommendation, you must write to the Corporate Secretary of the Company. You must provide:

  - The individual's name,

  - Biographical information about that person, and

  - Qualifications of that person for the Board.

You may also propose a candidate at the Annual Meeting of Stockholders if you have written to the Corporate Secretary of the Company to state your intention to do so and if you have complied with specific requirements in the Company By-Laws.

Your Board of Directors met at five regular meetings and four special meetings during fiscal 2000. All directors attended at least 75 percent of the meetings of the Board and the committees of which they were members.

The Board has five standing committees: the Audit Committee, Compensation Committee, Corporate Governance Committee, Executive Committee and Nominating Committee. It also has three special committees: the CEO Search Committee, Grantor Trust Committee and the Outside Directors' Committee. A non-employee director chairs each committee. The membership and responsibilities of the committees are detailed in the chart on page 15. As part of the Corporate Governance Guidelines described below, the Board Committee structure is being changed effective immediately following the Annual Meeting.

FUTURE MODIFICATIONS TO BOARD COMPOSITION AND BOARD COMMITTEES

While reviewing the Company's corporate governance practices, the Company's Board of Directors concluded that it would be desirable to reduce the size of the Board. In connection therewith, Fernando R. Gumucio, Charles D. Lein, Arthur
K. Smith, Thomas L. Stevens, Jr., Steven D. Symms and Thomas J. Wilford have volunteered to resign from the Board, and such resignations will become effective upon the adjournment of the Annual Meeting of Stockholders. In addition, John B. Fery, will not be eligible for re-election this year as a result of having attained the age of 70. In connection with his resignation as the Chairman of the Board and Chief Executive Officer of the Company on April 23, 2001, Gary G. Michael has resigned as a member of the Board effective upon the adjournment of the Annual Meeting of Stockholders. On April 23, 2001, the Board of Directors appointed Lawrence R. Johnston as a Class I director, Chairman of the Board and Chief Executive Officer of the Company. At the conclusion of the 2001 Annual Meeting, the Board will be made up of 12 members and will consist of three classes with four members in each class.

                                                                            LOGO

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The Board has also determined that it would be beneficial to modify the Board's current committee structure. Effective as of June 14, 2001, the Board will have five standing committees: an Executive Committee, an Audit/Finance Committee, a Compensation Committee, a Nominating/Corporate Governance Committee and an Independent Directors Committee. The Board has adopted a charter for each Board committee which describes the duties for such committee. Depending on circumstances in the future, the Board may determine that it is appropriate to form a new committee, disband a current committee, or modify the duties of one or more of the committees.

CORPORATE GOVERNANCE GUIDELINES

On March 15, 2001, the Company's Board of Directors adopted Corporate Governance Guidelines (the "Guidelines") to assist the Board in the exercise of its duties. The Guidelines reflect the Board's desire to establish procedures for, and monitor the effectiveness of, policy and decision making at both the Board and management level, with a view to enhancing stockholder value over the long term. The Guidelines are in addition to and are not intended to change any requirement imposed by any Federal or state law or regulation, including the Delaware General Corporation Law, or the Certificate of Incorporation or By-Laws of the Company. The Guidelines are subject to modification from time to time by the Board. Among other things, the Guidelines include the following provisions:

  - A substantial majority of the members of the Board will be independent directors, as defined by the New York Stock Exchange.

  - After attaining the age of 70, no director may be nominated for re-election or reappointment to the Board.

  - The Board will conduct an annual self-evaluation and assessment.

  - The Board will annually evaluate the performance of the Chief Executive Officer.

  - The Board will appoint a Lead Independent Director, and such director will be responsible for, among other things, coordinating the activities of the independent directors and serving as a member of the Nominating/Corporate Governance Committee.

  - The Company's Chief Executive Officer will annually prepare and distribute to the Board a report on succession planning for all senior officers of the Company.

The Guidelines may be found on the Company's website at www.albertsons.com. You may also obtain a copy of the Guidelines by writing the Company's Corporate Secretary at Albertson's, Inc., P.O. Box 20, Boise, Idaho 83726.

--------------------------------------------------------------------------------

ELECTION OF DIRECTORS
(PROPOSAL 1)
--------------------------------------------------------------------------------

The Board of Directors is divided into three classes. Each year, the directors in one class stand for election. They are elected to three-year terms.

The Board of Directors has nominated four individuals for election as Class III directors this year. Each is nominated for a term that will expire in 2004. They are:

  - Cecil D. Andrus

  - Pamela G. Bailey

  - J. B. Scott

  - Will M. Storey

The Board of Directors has also nominated Henry I. Bryant for election as a Class II director this year. He is nominated for a term that will expire in 2003.

Each nominee already serves as a director. Pamela G. Bailey and Henry I. Bryant were members of the American Stores Company Board of Directors prior to the merger in 1999. After the merger, they were appointed to Albertson's Board of Directors. All other nominees have previously been elected by Albertson's stockholders.

Unless you specify otherwise, your proxy will be voted for the election of all these nominees.

You can find information about each nominee and each continuing director below. Unless otherwise indicated, the directors have been engaged in the same principal occupation for the last five years. Directors' ages are stated as of March 19, 2001.

--------------------------------------------------------------------------------

NOMINEES FOR ELECTION AS CLASS III DIRECTORS
TERM EXPIRING IN 2004
--------------------------------------------------------------------------------

CECIL D. ANDRUS

Director
since 1995

Age 69
Chairman of the Andrus Center for Public Policy, a public policy forum located at Boise State University dealing in natural resource issues, since January 1995 and of counsel to the Gallatin Group, a consulting firm, since February 1995. Governor of the State of Idaho from 1987 until January 1995. Secretary of the Interior in the Carter Administration from 1977 through 1980. Mr. Andrus is a director of Coeur d'Alene Mines Corp., KeyCorp and Rentrak Corp. Chairman of the Grantor Trust Committee and member of the Corporate Governance and Outside Directors' Committees.

--------------------------------------------------------------------------------

                                                                            LOGO

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PAMELA G. BAILEY

Director
since 1999

Age 52
Chief Executive Officer and President of the Advanced Medical Technology Association, a worldwide medical technology trade association, since June 1999. Chief Executive Officer of The Healthcare Leadership Council from 1990 to 1999. President of the National Committee for Quality Health Care from 1987 to 1997. Member of the Audit and Outside Directors' Committees.

--------------------------------------------------------------------------------

J.B. SCOTT

Director
since 1993

Age 47
Chairman of the Board of Directors of Alscott, Inc., real estate and other investments, since 1997 and Chairman of the Board of the J.A. and Kathryn Albertson Foundation, Inc., focusing on education within Idaho, since 1997. Vice President, Alscott, Inc. and President of the J.A. and Kathryn Albertson Foundation, Inc. Mr. Scott is a director of Alscott, Inc., J.A. and Kathryn Albertson Foundation, Inc. and DSRG, Inc. He is the grandson of Kathryn Albertson. Member of the Audit, Grantor Trust and Outside Directors' Committees.

--------------------------------------------------------------------------------

WILL M. STOREY

Director
since 1992

Age 69

Executive Vice President and Chief Financial Officer, American President Companies, Inc., (APC), a provider of container transportation and servicing North America, Asia and the Middle East, from 1991 until retirement in 1995. Director, Consultant and Vice Chairman, Manville, Inc., from 1989 to 1990. Chairman of the Audit Committee and member of the CEO Search, Compensation, Corporate Governance and Outside Directors' Committees.

--------------------------------------------------------------------------------

NOMINEE FOR ELECTION AS CLASS II DIRECTOR
TERM EXPIRING IN 2003
--------------------------------------------------------------------------------

HENRY I. BRYANT

Director
since 1999

Age 58

Managing Director in the Corporate Finance Unit of J.P. Morgan & Co. Incorporated, an investment banking firm, from February 1987 until retirement in February 1998. Member of the Audit, CEO Search, Corporate Governance and Outside Directors' Committees.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CONTINUING CLASS I DIRECTORS
TERM EXPIRING IN 2002
--------------------------------------------------------------------------------

TERESA BECK

Director
since 1999

Age 46
President of American Stores Company from March 1998 to June 1999 and Chief Financial Officer from March 1995 to March 1998. Ms. Beck is a director of Textron, Inc., Questar Corp., and Lexmark International. Member of the CEO Search, Corporate Governance, Grantor Trust and Outside Directors' Committees.

--------------------------------------------------------------------------------

CLARK A. JOHNSON

Director
since 1989

Age 69
Chairman of the Board of PSS World Medical, Inc., a distributor of medical equipment and supplies, since October 2000. Chairman of the Board of Pier 1 Imports, Inc., a retailer of imported goods, until his retirement in 1999 and Chief Executive Officer until 1998. Mr. Johnson is a director of InterTan, Inc., Metromedia International Group, Niagara Mohawk Holdings, Inc., PSS World Medical, Inc. and Refac, Inc. Chairman of the Compensation Committee and member of the Outside Directors' Committee.

--------------------------------------------------------------------------------

LAWRENCE R. JOHNSTON

Director
since 2001

Age 52
Chairman of the Board of Directors and Chief Executive Officer of the Company since April 23, 2001. President and Chief Executive Officer, General Electric Appliances Division, a maker of major household appliances and a division of General Electric Company, a diversified industrial corporation, from November 1999 to April 2001. President and Chief Executive Officer of General Electric Medical Systems-Europe, Middle East and Africa, a maker of medical products and a subsidiary of General Electric Company from 1997 to November 1999 and Chairman of General Electric Company's European Corporate Executive Council from 1998 to 1999. Vice President, Sales and Distribution of GE Appliances Division from 1989 to 1997.

--------------------------------------------------------------------------------

                                                                            LOGO

--------------------------------------------------------------------------------

VICTOR L. LUND

Director
since 1999

Age 53
Vice Chairman of the Board of Albertson's, Inc. since June 1999. Chairman of the Board of American Stores Company from June 1995 to June 1999. President of American Stores Company from August 1992 to June 1995. Mr. Lund is a director of Borders Group, Inc., Service Corporation International and Steiner Corporation. Member of the Nominating and Outside Directors' Committees.

--------------------------------------------------------------------------------

CONTINUING CLASS II DIRECTORS
TERM EXPIRING IN 2003
--------------------------------------------------------------------------------

A. GARY AMES

Director
since 1988

Age 56
Retired President and Chief Executive Officer, MediaOne International (formerly U S West International), a telecommunications company, from 1995 to 2000. President and Chief Executive Officer, U S West Communications from 1990 to 1995. Mr. Ames is a director of Tektronix, Inc., ATT-Latin America, Pac-West Telecomm, Inc., Infowave Software, etrieve and imandi.com. Member of the Compensation, Nominating and Outside Directors' Committees.

--------------------------------------------------------------------------------

PAUL I. CORDDRY

Director
since 1987

Age 64
Senior Vice President, Europe, of H.J. Heinz Company, a worldwide provider of processed food products and services, until retirement in 1992. Chairman of the CEO Search Committee, Corporate Governance Committee and Executive Committee and member of the Nominating and Outside Directors' Committees.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

BEATRIZ RIVERA

Director
since 1995

Age 50
Member of Energy Resource Associates, LLC, a consulting firm working with Honeywell Power Systems, Inc., since May 1999. Member of the Public Utilities Commission of the State of New Mexico from 1995 through 1998. Owner of Infiniti of Albuquerque, an automobile dealership, from 1990 to 1995. Ms. Rivera is a director of Greer Properties, Inc., a member of the Board of Trustees of the Tomas Rivera Policy Institute and El Rancho de las Golondrinas (Spanish Colonial Arts Museum) and a member of the International Women's Forum, the New Mexico Women's Forum and the New Mexico Venture Capital Advisory Committee to the New Mexico State Investment Council. Chairman of the Nominating Committee and member of the Corporate Governance and Outside Directors' Committees.

--------------------------------------------------------------------------------

DIRECTOR EMERITUS
--------------------------------------------------------------------------------

KATHRYN ALBERTSON

Age 92
The Board of Directors of the Company has designated Mrs. Kathryn Albertson as Director Emeritus of the Company for the rest of her life in recognition of her position as the widow of the Company's founder, J.A. Albertson, and her many years of service on the Board of Directors. As Director Emeritus, Mrs. Albertson is entitled, but not required, to attend Board of Directors' meetings but will not vote at, or be counted in the quorum for, Board of Directors' meetings. Mrs. Albertson is director emeritus of the J.A. and Kathryn Albertson Foundation, Inc., focusing on education within Idaho. Prior to 1997, she was President and a director of Alscott, Inc., real estate and other investments. She is the grandmother of J.B. Scott.

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

CERTAIN TRANSACTIONS

--------------------------------------------------------------------------------

During the fiscal year ended February 1, 2001, one store lease and two office space leases were held by Alscott Real Estate LLC, as landlord, and Albertson's, Inc. as tenant. Alscott Real Estate LLC is managed by Alscott, Inc., an Idaho corporation of which J.B. Scott, a director of the Company, is Chairman of the Board and has a majority ownership interest and of which Thomas J. Wilford, a member of the Board of Directors, is President and a director. The term of the store lease is for a period of 44 years with the expiration date of the primary term occurring in 2014. The office space leases are for a 20 year primary term and a 5 year primary term expiring in 2017 and 2004. The total rentals and common area maintenance fees paid by the Company under the leases to this landlord during the fiscal year ended February 1, 2001 were $1,025,246.

During the fiscal year ended February 1, 2001, 7 store leases were held by DSRG, Inc., as landlord, and Albertson's, Inc., or one of its wholly-owned subsidiaries, as tenant, and DSRG, Inc. served as the common area maintenance director for 7 other stores owned or leased by Albertson's, Inc. or one of its wholly-owned subsidiaries. DSRG, Inc. is a real estate investment trust of which J.B. Scott and Thomas J. Wilford are directors and of which Alscott Limited Partnership owns over 10%. The general partner of Alscott Limited Partnership is Alscott, Inc., an Idaho corporation of which J.B. Scott is Chairman of the Board and has a majority ownership interest and Thomas J. Wilford is President and a director, and the limited partners include J.B. Scott and Thomas J. Wilford. The store leases are for various primary terms ranging from 2001 to 2020. The total rentals and common area maintenance fees paid by the Company under the leases to this landlord during the fiscal year ended February 1, 2001 were $2,135,975.

Cecil D. Andrus, a director of the Company, is of counsel to the Gallatin Group, a consulting firm. During the fiscal year ended February 1, 2001, the Company paid the Gallatin Group $291,654 for consulting services.

Fernando R. Gumucio, a director of the Company, is a director of Foster Farms Poultry, Inc. During the fiscal year ended February 1, 2001, the Company paid Foster Farms Poultry, Inc. $68,424,918 for food products purchased for resale in the Company's stores.

Robert K. Banks, Executive Vice President, Development, who became an executive officer of the Company during the fiscal year ended February 1, 2001, had obtained a loan from the Company prior to becoming an executive officer. The highest aggregate amount of indebtedness during the fiscal year was $165,765, the interest rate was 7.72% and the balance of the loan at the end of the fiscal year was zero.

Robert C. Butler, Executive Vice President, Operations, who became an executive officer of the Company during the fiscal year ended February 1, 2001, obtained a loan from the Company prior to becoming an executive officer. The highest aggregate amount of indebtedness during the fiscal year was $179,492, the interest rate was 7.50% and the balance of the loan at the end of the fiscal year was zero.

Two members of the Company's Board of Directors who were formerly members of the American Stores Company Board of Directors, Fernando R. Gumucio and Arthur K. Smith, and one individual who was an officer of American Stores Company and who became an executive officer of the Company during the fiscal year ended February 1, 2001, Lawrence A. Stablein, had full-recourse interest bearing notes outstanding for the purchase of stock under an American Stores Company stock plan during the fiscal year ended February 1, 2001. The interest rate on Mr. Gumucio's loan was 7.04%, the highest aggregate outstanding balance of the loan during the fiscal year was $95,534, and the amount of the loan outstanding at the end of the fiscal year was zero. The interest rate on Mr. Smith's loan was 6.15%, the highest aggregate outstanding

--------------------------------------------------------------------------------

balance of the loan during the fiscal year was $115,393, and the amount of the loan outstanding at the end of the fiscal year was zero. The interest rate on Mr. Stablein's loan was 8.39%, the highest aggregate outstanding balance of the loan during the fiscal year was $151,064, and the amount of the loan outstanding at the end of the fiscal year was $118,914.

In the opinion of management, all of the foregoing transactions were fair and reasonable and were entered into on terms not less favorable than could be obtained in transactions with responsible third parties.

On August 2, 1998 the Company entered into a Termination and Consulting Agreement with American Stores Company and Victor L. Lund (the "Consulting Agreement") in connection with the American Stores Company merger. Mr. Lund was Chairman of the Board of American Stores Company and is now the Vice Chairman of the Board of Directors of the Company, a non-officer position. The Consulting Agreement provides that Mr. Lund shall be appointed to the Board of Directors of the Company for a term or terms extending until the third annual meeting of the Company following the consummation of the American Stores Company merger, and that while he is a member of such board, he will serve as its Vice Chairman. Mr. Lund also agreed to provide specified consulting services of up to 1,000 hours to the Company and American Stores Company for one year following the termination of his employment upon consummation of the American Stores Company merger, which occurred on June 23, 1999, for a fee of $850,000. Similar to certain employment agreements that Mr. Lund had with American Stores Company, Mr. Lund and his wife are being provided, under the Consulting Agreement, with certain lifetime health coverage benefits and with additional cash payments if necessary to make them whole for any taxes imposed on such benefits. Instead of providing office space and operating services through October 31, 2012, as required by the previous employment agreements with American Stores Company, Mr. Lund was paid $39,000 and a lump sum of $1.2 million in satisfaction of this obligation during the fiscal year ended February 3, 2000. Upon termination of employment upon consummation of the American Stores Company merger on June 23, 1999, Mr. Lund received title to his company-owned vehicle. During the one-year consulting term, Mr. Lund received fringe benefits (including expense reimbursement and transportation) consistent with the fringe benefits afforded to him immediately before the consummation of the American Stores Company merger. Mr. Lund is subject to a noncompetition covenant while serving as a consultant or member of the Company's Board of Directors and to a confidentiality covenant. Mr. Lund is indemnified by the Company and by American Stores Company, a wholly-owned subsidiary of the Company, with respect to his consulting services. As provided in his previous employment agreements with American Stores Company, Mr. Lund is entitled to an additional payment for any excise tax on excess parachute payments to which he may be subject and was paid $475,000, including income tax gross up, in such payments during the fiscal year ended February 1, 2001. The Company has agreed to guarantee all payments and benefits under the Consulting Agreement. The Consulting Agreement also acknowledges that the consummation of the American Stores Company merger on June 23, 1999 permitted Mr. Lund to terminate his employment and receive the severance benefits called for by the existing employment agreements with American Stores Company. The Consulting Agreement acknowledged that upon the termination of Mr. Lund's employment after the American Stores Company merger, he was to receive a cash lump sum payment equal to the sum of (i) his base salary to the extent not already paid; (ii) pro rata bonuses for the year of termination; (iii) an amount in cash equal to three times his base salary and bonus amount ($4.3 million); and (iv) a lump sum payment of the then present value of his "Special Long-Range Retirement Plan" benefit which vested in full upon consummation of the American Stores Company merger ($11.7 million, based upon an assumed discount rate of 8.25%). All of such amounts have been paid to Mr. Lund.

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--------------------------------------------------------------------------------

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                      COMMITTEES                                            COMMITTEE FUNCTIONS
--------------------------------------------------------------------------------------------------------------------
AUDIT COMMITTEE                                         Reviews work of independent auditors and internal auditors
Standing committee                                      and reports to the full Board. Monitors internal accounting
9 meetings in fiscal 2000                               and financial functions of the Company. Will become the
                                                        Audit/Finance Committee effective June 14,
-------------------------------------------------       2001.
 Pamela G. Bailey             Will M. Storey*           Investigates conflicts of interest, compliance with ethical
 Henry I. Bryant              Steven D. Symms           standards and compliance with laws and regulations.
 J.B. Scott                   Thomas J. Wilford
--------------------------------------------------------------------------------------------------------------------
 COMPENSATION COMMITTEE                                 Reviews salaries and bonuses paid to Company executive
 Standing committee                                     officers. Selects key employees to receive stock option
 4 meetings in fiscal 2000                              grants and determines the terms of the grants. Will have
                                                        duties of Grantor Trust Committee effective
-------------------------------------------------       June 14, 2001.
 A. Gary Ames                 Charles D. Lein
 Fernando R. Gumucio          Thomas L. Stevens, Jr.
 Clark A. Johnson*            Will M. Storey
--------------------------------------------------------------------------------------------------------------------
 CORPORATE GOVERNANCE COMMITTEE                         Reviewing the corporate governance of the Company and
 Standing committee                                     developing corporate governance guidelines; will be combined
 3 meetings in fiscal 2000                              with the Nominating Committee effective June 14, 2001.
-------------------------------------------------
 Cecil D. Andrus              Paul I. Corddry*
 Teresa Beck                  Beatriz Rivera
 Henry I. Bryant              Will M. Storey
--------------------------------------------------------------------------------------------------------------------
 EXECUTIVE COMMITTEE                                    Exercises the authority of the Board of Directors between
 Standing committee                                     meetings of the full Board.
 No meetings in fiscal 2000
-------------------------------------------------
 Paul I. Corddry*             Arthur K. Smith
 John B. Fery                 Thomas L. Stevens, Jr.
 Gary G. Michael
--------------------------------------------------------------------------------------------------------------------
 NOMINATING COMMITTEE                                   Selects nominees to fill Board vacancies and to replace
 Standing committee                                     retiring Board members; will be combined with the Corporate
 1 meeting in fiscal 2000                               Governance Committee effective June 14, 2001.
-------------------------------------------------
 A. Gary Ames                 Beatriz Rivera*
 Paul I. Corddry              Thomas J. Wilford
 Victor L. Lund
--------------------------------------------------------------------------------------------------------------------
 CEO SEARCH COMMITTEE                                   Overseeing the search for a new CEO for the Company.
 Special committee
 3 meetings in fiscal 2000
-------------------------------------------------
 Teresa Beck                  John B. Fery
 Henry I. Bryant              Will M. Storey
 Paul I. Corddry*
--------------------------------------------------------------------------------------------------------------------
 GRANTOR TRUST COMMITTEE                                Administers deferred compensation plans and retirement
 Special committee                                      benefit makeup plans for executives. Administers trusts
 2 meetings in fiscal 2000                              established in relation to these plans. Will be combined
                                                        with Compensation Committee effective
-------------------------------------------------       June 14, 2001.
 Cecil D. Andrus*             Charles D. Lein
 Teresa Beck                  J. B. Scott
 John B. Fery                 Steven D. Symms
--------------------------------------------------------------------------------------------------------------------
 OUTSIDE DIRECTORS' COMMITTEE                           Reviews the progress and performance of the Company on a
 Special committee                                      periodic basis.
 6 meetings in fiscal 2000
-------------------------------------------------
 A. Gary Ames                 Charles D. Lein
 Cecil D. Andrus              Victor L. Lund
 Pamela G. Bailey             Beatriz Rivera
 Teresa Beck                  J.B. Scott
 Henry I. Bryant              Arthur K. Smith
 Paul I. Corddry              Thomas L. Stevens, Jr.
 John B. Fery*                Will M. Storey
 Fernando R. Gumucio          Steven D. Symms
 Clark A. Johnson             Thomas J. Wilford
--------------------------------------------------------------------------------------------------------------------
 * Committee chairman
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS
--------------------------------------------------------------------------------

Albertson's executive officers do not receive additional compensation if they serve as directors.

Albertson's believes that compensation for non-employee directors should be competitive and should encourage increased ownership of Albertson's stock.

Each non-employee director receives:

     - $10,000 per quarter in cash. The final quarterly payment is made only if the director has attended 75 percent of the meetings of the Board and the committees on which he or she serves.

     - An annual award of $60,000 of Albertson's common stock. Each director may choose to receive his or her award in Company stock, deferred Company stock equivalents or stock options to purchase Company stock at a ratio of four stock option shares for every share of Company stock.

Each non-employee director may elect to defer payment of his or her director's cash compensation into the Company's nonqualified deferred compensation plan for non-employee directors.

The non-employee directors who are resigning from the Board of Directors upon the adjournment of the Annual Meeting will serve as Special Advisors to the Board for two years. They will continue to receive the same compensation as a director and their service will be counted as Board service for deferred compensation and stock award purposes.

Director Emeritus Kathryn Albertson receives an annual fee of $35,000. She does not receive any stock grants.

--------------------------------------------------------------------------------

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

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--------------------------------------------------------------------------------

COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

The following table sets forth the compensation paid for each of the Company's last three fiscal years to (i) the Chief Executive Officer of the Company and
(ii) the four other most-highly compensated executive officers of the Company for the last completed fiscal year:

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                                               LONG-TERM
                                                                                          COMPENSATION AWARDS
                                                        ANNUAL COMPENSATION             -----------------------
                                              ---------------------------------------   RESTRICTED   SECURITIES
                                                                       OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
             NAME AND                FISCAL   SALARY(1)    BONUS(1)   COMPENSATION(2)    AWARD(3)     OPTIONS     COMPENSATION(4)
        PRINCIPAL POSITION            YEAR       ($)         ($)            ($)            ($)          (#)             ($)
        ------------------           ------   ----------   --------   ---------------   ----------   ----------   ---------------
Gary G. Michael(5)                    2000    $1,100,000   $422,400       $ 51,407               0    645,534         $402,741
  Chairman of the Board and Chief     1999     1,120,385    672,692        106,936               0    941,541          200,815
    Executive Officer and a
      director                        1998       899,423    756,800             --               0          0          151,582
Michael F. Reuling                    2000       469,924    144,384             --      $1,411,856    276,658          121,042
  Vice Chairman of the Company        1999       423,750    338,154         63,360               0    314,211           33,599
                                      1998       299,943    188,340             --               0          0           19,986
Peter L. Lynch(6)                     2000       460,406    402,321             --       3,001,550    276,658           98,765
  President and                       1999       299,880    185,127         79,565               0    196,178           38,266
    Chief Operating Officer           1998            --         --             --              --         --               --
A. Craig Olson                        2000       364,943     98,112             --       1,095,219    138,329           85,574
  Executive Vice President and        1999       356,442    249,712         56,285               0    196,178           18,552
    Chief Financial Officer           1998       274,866    180,600             --               0          0            8,136
Thomas R. Saldin                      2000       364,943     98,112             --       1,095,219    138,329           95,641
  Executive Vice President and        1999       356,539    249,712         58,681               0    196,178           24,519
    General Counsel                   1998       299,943    180,600             --               0          0           13,092

--------------------------------------------------------------------------------

(1) Includes amounts deferred by certain of the named executive officers pursuant to the Company's qualified and nonqualified deferred compensation programs.

(2) This column includes the value for income tax purposes of noncash personal benefits. The amount indicated for Mr. Michael includes $28,903 and $35,511, in fiscal 2000 and fiscal 1999 respectively, for the value of personal use of corporate aircraft. The amount indicated for Mr. Lynch in fiscal 1999 includes $78,356 of Company reimbursed relocation expenses. The amount indicated for Mr. Michael in fiscal 2000 includes $13,000 for car allowance and the amounts indicated in fiscal 1999 include $54,050 for Mr. Michael, $53,325 for Mr. Reuling, $51,812 for Mr. Olson and $55,513 for Mr. Saldin for the value of the Company provided automobile and car allowance. Approximately $45,000 of these amounts for these executives relates to the discontinuation of the Company provided automobile program.

(3) Dollar value of deferred stock units granted on December 6, 2000 under the Amended and Restated 1995 Stock-Based Incentive Plan, with cash dividend equivalents paid quarterly. Three quarters of the units will vest and be payable in stock on December 5, 2003, if the officer is still employed by the Company on that date as an officer of the Company, and one quarter will vest and be payable in stock on December 5, 2003, if the preceding condition is met and the closing price of the Company's stock is at least $28.84 for at least 20 consecutive trading days at any time from December 6, 2000 through December 5, 2003. If Mr. Lynch's employment with the Company is terminated by the Company without cause prior to December 5, 2003, he will be awarded all of his deferred stock units in stock. The number and value of the deferred stock units at fiscal year end (calculated using the closing price of the Company's stock on the New York Stock Exchange on February 1, 2001) was 65,100 shares valued at $1,863,813 for Mr. Reuling; 138,400 shares valued at $3,962,392 for Mr. Lynch; 50,500 shares valued at $1,445,815 for Mr. Olson and 50,500 shares valued at $1,445,815 for Mr. Saldin.

(4) This column includes $22,000 in fiscal years 2000, 1999 and 1998 for Gary G. Michael, which is a fixed annual amount, in addition to salary and bonus, contributed by the Company and deferred into the Company's nonqualified deferred compensation plans. The column includes Company contributions to the ASRE and the ASRE Makeup Plan defined contribution plans in the amounts of $205,328 for Mr. Michael, $92,174 for Mr. Reuling, $98,217 for Mr. Lynch, $69,603 for Mr. Olson and $69,603 for Mr. Saldin for

--------------------------------------------------------------------------------

fiscal 2000 and $29,072 for Mr. Michael, $10,058 for Mr. Reuling, $38,266 for Mr. Lynch, $7,133 for Mr. Olson and $7,133 for Mr. Saldin for fiscal 1999. The remaining amount consists of interest accrued at above-market rates (as defined by the rules of the Securities and Exchange Commission) on compensation deferred pursuant to the Company's nonqualified deferred compensation programs.

(5) In December 2000 the Company entered into a severance agreement with Gary G. Michael under which Mr. Michael received a severance payment of $3 million upon his resignation as Chairman of the Board and Chief Executive Officer on April 23, 2001. Mr. Michael has agreed not to become employed by a competitor of the Company during the two-year period following his retirement and to cooperate with the Company in connection with certain routine matters.

(6) In January 2001 the Company entered into an agreement with Peter L. Lynch under which he will receive his salary, bonus, vesting of deferred stock units, moving expenses and benefits for one year if he is terminated without cause before December 5, 2003. The Company also entered into an agreement with Mr. Lynch in June 1999 under which the Company agreed to pay him a bonus of $262,500 per year for three years, payable in June 2000, June 2001 and June 2002, provided that he continues to be employed by the Company. If he is terminated without cause before June 2002, then the remaining payments will be paid to him.

--------------------------------------------------------------------------------

                       OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                       INDIVIDUAL GRANTS
                                                       --------------------------------------------------
                                                       NUMBER OF    % OF TOTAL                                   GRANT
                                                       SECURITIES    OPTIONS                                   DATE VALUE
                                                       UNDERLYING   GRANTED TO                              ----------------
                                                        OPTIONS     EMPLOYEES    EXERCISE OR                   GRANT DATE
                                                        GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   PRESENT VALUE(2)
                        NAME                              (#)          YEAR       ($/SH)(1)       DATE            ($)
                        ----                           ----------   ----------   -----------   ----------   ----------------
Gary G. Michael                                         645,534        7.49%      $21.6875      12/05/10       $4,694,659
  Chairman of the Board and Chief Executive Officer
    and a director
Michael F. Reuling                                      276,658        3.21        21.6875      12/05/10        2,012,002
  Vice Chairman of the Company
Peter L. Lynch                                          276,658        3.21        21.6875      12/05/10        2,012,002
  President and Chief Operating Officer
A. Craig Olson                                          138,329        1.60        21.6875      12/05/10        1,006,001
  Executive Vice President and Chief Financial
    Officer
Thomas R. Saldin                                        138,329        1.60        21.6875      12/05/10        1,006,001
  Executive Vice President and General Counsel

--------------------------------------------------------------------------------

(1) The closing market price on the date the option was granted.

(2) In accordance with the rules of the Securities and Exchange Commission, "Grant Date Value" has been calculated using the Black-Scholes model of option valuation, adjusted to reflect the option term representative of the individual's grant. The model also assumes: (a) a risk-free rate of return represented by the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the adjusted option term; (b) expected volatility using the implied volatility for call options traded on the date of the grant; and (c) a dividend yield determined by dividing the 2000 cash dividends declared by the option price. The values which may ultimately be realized by the holder of the reported option will depend on the market value of the Company's common stock during the periods during which the option is exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

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--------------------------------------------------------------------------------

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

                                                                     NUMBER OF SECURITIES          VALUE+ OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                       OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                                                           YEAR-END                      YEAR-END
                                         ACQUIRED ON    VALUE+    ---------------------------   ---------------------------
                                          EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                 NAME                        (#)         ($)          (#)            (#)            ($)            ($)
                 ----                    -----------   --------   -----------   -------------   -----------   -------------
Gary G. Michael                                 0            0      338,308       1,398,767             0      $4,481,620
  Chairman of the Board and Chief
    Executive Officer and a director
Michael F. Reuling                              0            0      122,842         528,027      $ 35,050       1,920,698
  Vice Chairman of the Company
Peter L. Lynch                                  0            0       97,825         433,601           131       1,920,698
  President and Chief Operating Officer
A. Craig Olson                                  0            0      109,235         295,272        35,050         960,349
  Executive Vice President and Chief
    Financial Officer
Thomas R. Saldin                            4,000      $71,750      145,235         295,272       121,655         960,349
  Executive Vice President and General
    Counsel

--------------------------------------------------------------------------------

+ The dollar values are calculated by determining the difference between the closing price on the New York Stock Exchange Composite Tape for the Company's common stock at exercise or at fiscal year-end (February 1, 2001) for exercisable and unexercisable options and the exercise price of the options.
--------------------------------------------------------------------------------

RETIREMENT BENEFITS
--------------------------------------------------------------------------------

The Company adopted a 401(k) defined contribution plan, Albertson's Savings & Retirement Estates ("ASRE"), effective September 26, 1999, which is the Company's primary retirement plan. Retirement benefits otherwise available to key executives under the ASRE have been limited by the effects of the Internal Revenue Code of 1986, as amended (the "Code"). For example, the maximum annual contributions were limited to $30,000 (subject to certain exceptions) and the maximum pre-tax deferrals that can be taken were limited to $10,500 (subject to certain exceptions). The Company has complied with these limitations to assure continuing qualification of the ASRE. To offset the loss of retirement benefits associated with tax law limitations, the Company adopted a nonqualified ASRE Makeup Plan on September 26, 1999. Benefits are provided under the ASRE Makeup Plan for key employees equal to those that would otherwise be lost by such qualified plan limitations. The contributions made by the executive officers listed in the Summary Compensation Table to the ASRE and the contributions made by the Company to the ASRE and the ASRE Makeup Plan are included in the figures in the Summary Compensation Table.

The Company continues to maintain two defined benefit plans that were amended as of November 20, 1999. One plan covers eligible salaried employees and one covers eligible hourly employees, and both are governed by ERISA. The Plans have not added any new participants after August 1, 1999 (last semi-annual enrollment date before amendment) except as required under collective bargaining agreements. The defined benefit plans serve as floor-offset arrangements for the employees who were participants in one of the pension plans as of August 1, 1999; that is, the participant will receive a combined pension plan and ASRE benefit that is at least as large as the benefit that the pension plan alone would have provided prior to amendment. The Company will first calculate a base benefit under the pension plan as of November 20, 1999 and, secondly, will calculate the participant's projected benefit under the pension plan as if it had remained in effect without being amended. The Company will then add the base benefit to the annuity equivalent of the participant's ASRE account. If the projected benefit is higher, the pension plan

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will pay the difference plus the base benefit. If the base benefit plus ASRE is higher, the pension plan pays only the base benefit.

The amount of benefit under the pension plan is based on credited years of service and the participant's compensation. The compensation used in determining the benefit for the individuals named in the Summary Compensation Table consists of the employee's salary and deferred compensation and does not include bonus and noncash compensation. The table on this page gives the estimated annual benefit payable upon retirement for participants in the salaried pension plan, including benefits payable under the Executive Pension Makeup Plan (as defined on this page) for those individuals who were covered as of August 1, 1999. The estimates assume normal retirement at age 62 for employees at specified compensation levels (based on average earnings for the highest five consecutive years of service out of the last ten years) with various years of service with the Company.

--------------------------------------------------------------------------------

                          SALARIED PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                      YEARS OF SERVICE
               ---------------------------------------------------------------
REMUNERATION      20         25         30         35         40         45
------------------------------------------------------------------------------
1$00,000....   $ 27,000   $ 33,750   $ 40,500   $ 47,250   $ 54,000   $ 60,750
200,000....      54,000     67,500     81,000     94,500    108,000    121,500
300,000....      81,000    101,250    121,500    141,750    162,000    182,250
400,000....     108,000    135,000    162,000    189,000    216,000    243,000
500,000....     135,000    168,750    202,500    236,250    270,000    303,750
600,000....     162,000    202,500    243,000    283,500    324,000    364,500
700,000....     189,000    236,250    283,500    330,750    378,000    425,250
800,000....     216,000    270,000    324,000    378,000    432,000    486,000
900,000....     243,000    303,750    364,500    425,250    486,000    546,750
1,000,000..     270,000    337,500    405,000    472,500    540,000    607,500
1,100,000..     297,000    371,250    445,500    519,750    594,000    668,250

--------------------------------------------------------------------------------

As of February 1, 2001, the years of service credited to the executive officers listed in the Summary Compensation Table were: Mr. Michael, 35; Mr. Reuling, 27; Mr. Olson, 27; and Mr. Saldin, 22. Also as of such date, the covered compensation for the last fiscal year of these executive officers under the Company's pension plans was: Mr. Michael, $1,100,000; Mr. Reuling, $469,616; Mr. Olson, $364,712; and Mr. Saldin, $364,712. Mr. Lynch is not a participant in the defined benefit plans.

The amounts presented in the salaried pension plan table are single life annuities notwithstanding the availability of joint and survivor annuity provisions.

Retirement benefits otherwise available to key executives under the Company's qualified defined benefit plans have been limited by the Code. For example, the maximum annual benefit under a qualified pension plan under the Code is limited to $135,000 for 2000 (subject to certain exceptions). The Company has complied with this limitation to assure continuing qualification of its plans. To offset the loss of retirement benefits associated with tax law limitations, the Company adopted a nonqualified Executive Pension Makeup Plan effective June 1, 1988 ("Pension Makeup Plan"). Benefits are provided under the Pension Makeup Plan for key employees equal to those that would otherwise be lost by such qualified plan limitations. All amounts for any benefits accrued under the Pension Makeup Plan are included in the figures in the Summary Compensation Table.

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COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------

The Compensation Committee of the Board of Directors (the "Committee") is comprised solely of directors who are not current or former employees of the Company. The Committee is responsible for establishing the compensation policy and administering the compensation programs for the Company's executive officers and other key employees. The Committee periodically engages independent compensation consultants to assist it in this process. In carrying out its duties, the Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of the Company and its stockholders.

COMPENSATION PHILOSOPHY

The compensation program for executive officers is designed to attract, motivate and retain talented executives who will strive to attain the Company's strategic and financial objectives, and thereby increase stockholder value. The principal elements of the program consist of base salary, short-term incentives under the annual bonus plan and long-term incentives in the form of stock option awards. The Company's philosophy is to position the aggregate of these elements at a level which is commensurate with the Company's size and performance relative to other leading wholesale and retail companies. The Committee periodically reviews the reasonableness of total compensation levels and mix using public information from comparator company proxy statements and survey information from credible third-party industry surveys.

BASE SALARY

The Committee annually reviews and approves base salaries for the Company's executive officers, considering the responsibilities of their positions, their individual performance and their competitive position relative to comparator companies and industry surveys. Salary increases, including increases due to promotions, for the most recent fiscal year were based on these criteria.

ANNUAL BONUS

Senior operations executive officers are eligible to receive annual incentive awards under a stockholder approved bonus program. Under the stockholder approved plan, threshold levels of pre-established performance goals must be attained before any awards are paid. For the most recent fiscal year, these performance goals were based on sales, earnings per share and return on assets.

Once the Committee has certified that the threshold performance goals are attained for senior operations executive officers, actual award payments for those officers and for the other executive officers are based on more aggressive performance goals, weighted to a greater extent on sales and diluted earnings per share goals and to a lesser extent on return on assets goals. For the most recent fiscal year, target award opportunities ranged from 70 to 100 percent of base salary, and the maximum award opportunity was 150 percent of the target award. A portion of the award may be further adjusted based on individual or subjective performance criteria. Based on overall Company and individual performance for the most recent fiscal year, actual award payments for 2000 ranged from 26.88 percent to 38.40 percent of base salary for the Company's executive officers named in the Summary Compensation Table.

DEFERRED STOCK UNITS AND STOCK OPTIONS

A special award of deferred stock units was made in fiscal year 2000 to certain key officers, including the named executive officers, other than the Chief Executive Officer. Three quarters of such stock units will vest three years from the date of award provided that the officer is still an officer of the Company at that time; and the remaining 25% of the award will vest if the

--------------------------------------------------------------------------------

preceding condition is met and if the closing price of the Company's common stock is at least $28.84 for twenty consecutive trading days during the same three year period. These awards are payable in stock. Cash payments in the amount of the dividend that would be paid on the stock are paid quarterly commencing on the date of the grant.

One grant of stock options was made in fiscal year 2000, including grants to all of the named executive officers. These options have a ten-year term and vest on a pro rata basis over five years beginning on the first anniversary of the grant and were granted according to pre-established grant guidelines that are intended to be competitive both individually and in the aggregate with the comparator companies. The Committee intends to continue to grant stock options on an annual basis.

CHIEF EXECUTIVE OFFICER

The Chief Executive Officer's compensation for fiscal year 2000 was comprised principally of base salary, annual bonus and a stock option award. In addition, the Chief Executive Officer received an annual $22,000 contribution to the Company's nonqualified deferred compensation plan. Compensation levels and opportunities are established by the Committee in a manner generally consistent with that of the other executive officers. For the 2000 fiscal year, the Committee established a base salary of $1,100,000 for the Chief Executive Officer, which was not increased from fiscal year 1999. The Chief Executive Officer received an annual bonus payment of $422,400, which represents 38.40 percent of his base salary and which was paid pursuant to the 2000 goals established pursuant to the stockholder approved plan. The Chief Executive Officer did not receive a deferred stock unit award and did receive one stock option award during the most recent fiscal year.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Clark A. Johnson,    Charles D. Lein
   Chairman          Thomas L. Stevens, Jr.
A. Gary Ames         Will M. Storey
Fernando R. Gumucio

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Clark A. Johnson, Chairman, A. Gary Ames, Fernando R. Gumucio, Charles D. Lein, Thomas L. Stevens, Jr. and Will
M. Storey.

Fernando R. Gumucio has served on the Compensation Committee since 1999. During the fiscal year ended February 1, 2001, Mr. Gumucio served as a director of Foster Farms Poultry, Inc., and the Company paid Foster Farms Poultry, Inc. $68,424,918 for food products purchased for resale in the Company's stores. In addition, Mr. Gumucio, who was formerly a member of the American Stores Company Board of Directors, had a full-recourse interest bearing note outstanding during the fiscal year ended February 1, 2001 for the purchase of stock under an American Stores Company stock plan. The interest rate on Mr. Gumucio's loan was 7.04%, the highest aggregate outstanding balance of the loan during the fiscal year was $95,534, and the amount of the loan outstanding at the end of the fiscal year was zero.

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

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PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following graph provides a comparison of the five-year cumulative total return for the Standard & Poor's 500 Index, the Standard & Poor's Retail Store-Food Chains Index and the Company:

[PERFORMANCE GRAPH]

                                                                                                           S & P RETAIL (FOOD
                                                    ALBERTSON'S, INC.               S & P 500                    CHAINS)
                                                    -----------------               ---------              ------------------
1/96                                                     100.000                     100.000                     100.000
1/97                                                     105.030                     126.340                     117.230
1/98                                                     145.750                     160.340                     160.350
1/99                                                     188.580                     212.430                     231.440
1/00                                                      95.878                     234.410                     134.720
1/01                                                      91.560                     232.300                     164.480

* $100 invested on January 31, 1996 in stock or index, including reinvestment of dividends.
  Fiscal year ending January 31.

--------------------------------------------------------------------------------

AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

The Audit Committee of the Board of Directors (the "Committee") is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors. The Committee is composed of six non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by New York Stock Exchange listing standards. A copy of the current Audit Committee Charter and a copy of the charter of the Audit/Finance Committee effective June 14, 2001 are attached to this Proxy Statement as Attachments A and B.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's inde-

--------------------------------------------------------------------------------

pendent auditors are responsible for auditing those financial statements. The Committee's responsibility is to monitor and review these processes. However, Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Committee relies, without independent verification, on the information provided and on the representations made by management and the internal and independent auditors.

In this context, the Committee held nine meetings during the 2000 fiscal year. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal auditors and the Company's independent auditors, Deloitte & Touche LLP. The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls.

The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended February 1, 2001 with management, internal auditors and Deloitte & Touche.

The Committee also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company's independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche's independence, the Committee considered whether Deloitte & Touche's provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining auditor independence. The Committee also reviewed, among other things, the amount of fees paid to Deloitte & Touche for audit and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on the Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended February 1, 2001 be included in the Company's Annual Report on Form 10-K. The Committee has also recommended the selection of the Company's independent auditors, and, based on this recommendation, the Board has selected Deloitte & Touche as the Company's independent auditors for the fiscal year ending January 31, 2002, subject to stockholder ratification.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Will M. Storey,   J. B. Scott
   Chairman       Steven D. Symms
Pamela G. Bailey  Thomas J. Wilford
Henry I. Bryant

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

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RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL 2)
--------------------------------------------------------------------------------

As recommended by the Audit Committee, the Board of Directors has reappointed Deloitte & Touche LLP ("Deloitte") as independent auditors for fiscal year 2001. As independent auditors, Deloitte will audit the books, records and accounts of Albertson's, Inc., and its subsidiaries. The Board asks that the stockholders ratify this appointment.

Deloitte has audited the financial statements of the Company for each fiscal year since 1967. Services to be performed for fiscal year 2001 include:

     - Audit of annual financial statements,

     - Limited review of quarterly financial information,

     - Consultations in connection with various financial reporting, accounting and income tax matters, and

     - Certain consulting services.

The fees billed by Deloitte for services rendered during fiscal year 2000 were as follows:

     - Audit Fees. The aggregate fees for professional services rendered by Deloitte in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2000 fiscal year were approximately $1.7 million.

     - Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Deloitte in the 2000 fiscal year relating to financial information systems design and implementation.

     - All Other Fees. The aggregate fees for all other services rendered by Deloitte in the 2000 fiscal year were approximately $4.3 million and can be sub-categorized as follows:

       Attestation Fees. The aggregate fees for attestation services rendered by Deloitte for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, due diligence pertaining to acquisitions and consultation on accounting standards or transactions were approximately $0.3 million.

       Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance, improving business and operational processes and regulatory matters, rendered by Deloitte in the 2000 fiscal year were approximately $4.0 million.

Representatives of Deloitte will attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement, if they desire to do so. They also will be available to respond to appropriate questions.

It would be difficult and expensive to change auditors in the middle of a fiscal year. If the stockholders do not ratify the appointment of Deloitte, the Board of Directors likely would allow the appointment to stand for fiscal year 2001 and the Audit Committee would recommend a different firm of auditors for the following year.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

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APPROVAL OF THE ALBERTSON'S INC. AMENDED AND RESTATED 1995 STOCK-BASED INCENTIVE
PLAN
(PROPOSAL 3)
--------------------------------------------------------------------------------

On August 31, 1998, the Compensation Committee (the "Committee") of the Board of Directors adopted, with authorization from the Board of Directors, and on November 12, 1998, the stockholders approved, the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan (the "Plan"). On March 15, 2001, the Board of Directors approved the amendment and restatement of the Plan to increase the number of shares of Albertson's Common Stock reserved for issuance pursuant to the Plan by 20 million shares and to provide that stock options cannot be granted at less than fair market value without stockholder approval. Under the terms of the Plan, stock options or other awards (collectively, the "Awards") may be granted to key employees and non-employee directors of the Company or its subsidiaries to purchase or otherwise acquire shares of Common Stock.

SUMMARY OF THE PLAN

A copy of the Plan, as amended and restated to reflect the amendments, is set forth in Attachment C to this Proxy Statement and is incorporated herein by reference. The following is a summary of the provisions of the Plan as amended and restated. References in the summary to the Plan are to such plan as amended. Such summary is qualified in its entirety by reference to the text of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

The purposes of the Plan are to aid in the retention of key employees and non-employee directors and to further align the long-term interests of key employees and non-employee directors with those of the stockholders.

The Plan permits the Company to grant to key employees and non-employee directors, of the Company or its subsidiaries, Awards which may include Nonqualified Stock Options, Incentive Stock Options, Restricted or Deferred Stock, Stock Appreciation Rights, alone or in tandem with Options, or other stock-based incentive Awards.

The Plan is administered by the Committee. Subject to the limitations in the Plan, the Committee has the authority to determine and designate the key employees and non-employee directors to whom Awards are to be granted, the number of shares of Common Stock to be awarded, the restrictions, if any, on the shares of Common Stock issuable upon the exercise of the Award, the terms for payment of the Award price and the terms and conditions of each Award. The Committee may not, however, reduce the exercise price of an Option after the date of its grant.

Consideration for the Awards to be granted under the Plan is provided by the past, present and expected future contributions to management made by the key employees and non-employee directors to whom Awards are granted. Other than the exercise price of Options, no monetary consideration is expected to be provided by the key employees and non-employee directors with respect to the grant of the Awards. It is not possible currently to estimate the number or identity of future key employees or non-employee directors to be granted Awards under the Plan.

An aggregate of 50,000,000 shares of Common Stock has been reserved (of which options to acquire approximately 23,841,000 shares have already been granted and approximately 1,910,000 shares have been reserved for the vesting of deferred stock units) for purposes of the Plan; provided, however, that not more than one-tenth of such shares reserved may be made the subject of Awards other than Options and Stock Appreciation Rights. The Common Stock delivered in connection with Awards granted under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and thereafter held as treasury shares. Any shares of

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Common Stock as to which an Award granted under the Plan remains unvested and/or unexercised at the expiration thereof or terminates unvested and/or unexercised, may be the subject of future Awards. In addition, if any Option is exercised by tendering shares to the Company as full or partial payment of the exercise price, the number of shares available under the Plan will be increased by the number of shares so tendered. The Plan provides for adjustment of the aggregate number of shares available under the Plan and of the number of shares and exercise price of the shares then subject to any outstanding Award upon the occurrence of certain events. These events include, among other things, stock dividends, stock splits and exchanges for a different number or kind of shares of stock or other securities. No more than 10% of the number of shares of Common Stock reserved for issuance under the Plan may be the subject of Awards granted to any one individual during the life of the Plan.

Both Nonqualified Stock Options and Incentive Stock Options may be granted under the Plan. The per share exercise price of the Options is fixed when the Options are granted and must be at least 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a "ten-percent stockholder" as provided in Section 422 of the Code). Each Option will be exercisable at the times and in the installments determined at the time of grant and as provided for in a Stock Option Agreement or subsequently by the Committee. In the discretion of the Committee, the exercise price for shares of Common Stock acquired pursuant to the exercise of an Option may be paid (i) in cash, or (ii) by transferring shares of Common Stock (either actually or by attestation) to the Company, or
(iii) by a combination of the foregoing.

The Plan permits the Board of Directors to provide that the restrictions on shares of Restricted Stock or any other Award may lapse upon the achievement by the Company of specified performance goals. Such performance goals may be expressed in terms of one or more financial or other objective goals listed below which may be company-wide or otherwise, including on a divisional basis, regional basis or on an individual basis. Financial goals may be expressed in terms of sales, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, EBITDA, return on assets, total stockholder return, reductions in overhead ratio and/or expense to sales ratios, or any one or more of the foregoing. Any criteria may be measured in absolute terms or as compared to another company or companies. To the extent applicable, any such performance goal shall be determined (i) in accordance with the audited financial statements of the Company and accounting principles generally accepted in the United States of America and reported upon by the independent accountants of the Company or (ii) so that a third party having knowledge of the relevant facts could determine whether such performance goal is met.

To the extent agreements relating to Awards entered into under the Plan contain provisions restricting the exercise of the related Awards during an employment period following the date of grant, the Plan contains provisions that would cause all outstanding Awards subject to such agreements to become immediately exercisable upon the occurrence of certain events related to a Change of Control or possible Change of Control of the Company.

No Awards may be granted under the Plan after May 25, 2005. No Award granted under the Plan will be transferable except in the event of the death of a Participant or, in the case of an Award other than an Incentive Stock Option, pursuant to a domestic relations order. In addition, the Board of Directors or the Committee may set forth in the agreement evidencing an Award (other than an Incentive Stock Option) that the Award may be transferred to members of the Participant's immediate family or to specific entities maintained solely for the benefit of such Participant's immediate family members. Restrictions with regard to the Awards such as forfeiture upon termination of employment and the term of Award granted will be specified by

--------------------------------------------------------------------------------

the Committee at the time of grant of such Awards or thereafter. Termination of the Plan will not affect rights under any Awards outstanding as of the date of termination.

The Board of Directors may amend, alter or discontinue the Plan as it shall deem advisable provided that no amendment may be made without stockholder approval if such approval is necessary in order to comply with any tax or legal requirement and no amendment may be made to the prohibition of repricing or the requirement that stockholder approval be given to the grant of options below fair market value without stockholder approval; provided, however, that no amendment, alteration or discontinuance may impair the rights of a Participant under any outstanding Award without such Participant's consent.

AMENDMENTS TO THE PLAN

The Board of Directors amended the Plan to increase by 20,000,000 the number of shares of Common Stock reserved for issuance pursuant thereto, subject to stockholder approval of the Plan Amendments. The principal purpose of this amendment was to enable the Company to continue to offer incentive compensation to key employees and non-employee directors.

The Plan was also amended by the Board of Directors, subject to stockholder approval, to prohibit the grant of stock options at less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted without stockholder approval.

NEW PLAN BENEFITS

The grant of Awards under the Plan is subject to the discretion of the Committee. The proposed increase in the number of shares covered by the Plan amendments will be used only to grant future Awards. Accordingly, the Company cannot currently determine the number of shares of Common Stock that may be subject to Awards granted thereunder in the future to key employees and non-employee directors generally.

FEDERAL INCOME TAX CONSEQUENCES

The following is a limited summary of the principal United States federal income tax consequences under current federal income tax law relating to the grant and exercise of Options granted under the Plan, and the ownership and disposition of the underlying securities. This information is not a definitive explanation of the tax consequences of such Options, and among other things, does not describe state, local and other tax consequences.

In general, an Optionee will not recognize taxable income upon the grant or exercise of an Incentive Stock Option, and the Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option. (However, upon the exercise of an Incentive Stock Option, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the Options will be treated as an adjustment to alternative minimum taxable income.) In order for the exercise of an Incentive Stock Option to qualify as an Incentive Stock Option, an Optionee generally must be an employee of the Company or a subsidiary (within the meaning of Section 422 of the Code) from the date the Incentive Stock Option is granted through the date three months before the date of exercise (one year preceding the date of exercise in the case of an Optionee whose employment is terminated due to disability). The employment requirement does not apply where an Optionee's employment is terminated due to his or her death.

If the Optionee has made no disposition of the shares acquired upon exercise of an Incentive Stock Option for at least two years after the date of grant and held the shares for at least one year after the date of exercise, when the Optionee disposes of the shares, the difference, if any, between the sales price of the shares and the exercise price of the Option will be treated as long-term capital gain or loss. If an Optionee disposes of the shares prior to satisfying these holding period requirements (a "Dis-

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

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qualifying Disposition"), the Optionee will recognize ordinary income (treated as compensation) at the time of the Disqualifying Disposition, generally in an amount equal to the excess of the fair market value of the shares at the time the Option was exercised over the exercise price of the Option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether the shares have been held for at least twelve months after the date of exercise. If the Optionee sells the shares in a Disqualifying Disposition at a price below the fair market value of the shares at the time the Option was exercised, the amount of ordinary income (treated as compensation) will be limited to the amount realized on the sale over the exercise price of the Option. In general, if the Company and its subsidiaries comply with applicable income reporting requirements, the Company and its subsidiaries will be allowed a business expense deduction to the extent the Optionee recognizes ordinary income.

In general, an Optionee who receives a Nonqualified Stock Option will recognize no income at the time of the grant of the Option. Upon exercise of a Nonqualified Stock Option, an Optionee will recognize ordinary income (treated as compensation) in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the Option. The basis in shares acquired upon exercise of a Nonqualified Stock Option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, if the Company and its subsidiaries comply with applicable income reporting requirements, they will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income. In the event of a sale of the shares of Common Stock received upon the exercise of a Nonqualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as long-term or short-term capital gain or loss depending upon whether the shares have been held for at least twelve months after the date of exercise.

Special rules may apply with respect to persons who may be subject to Section 16(b) of the Exchange Act. Optionees who are or may become subject to Section 16 of the Exchange Act should consult with their own tax advisors in this regard.

Under certain circumstances, the accelerated vesting or exercise of options in connection with a Change in Control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, an Optionee may be subject to a 20% excise tax and the Company and its subsidiaries may be denied a tax deduction.

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year, but does not disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. The Company has established the Plan and the Committee intends to continue to administer the Plan in a manner such that compensation attributable to Options will not be subject to the deductibility limitation imposed by Section 162(m) of the Code.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

                                                                              29
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STOCKHOLDER PROPOSAL
(PROPOSAL 4)
--------------------------------------------------------------------------------

Gerald R. Armstrong, the holder of 1,914 shares of the Company's common stock, whose address is 910 Fifteenth Street, No. 754, Denver, Colorado 80202-294, has notified the Company that he intends to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

STOCKHOLDER RESOLUTION:

RESOLUTION:

That the shareholders of ALBERTSON'S, INC., assembled in person and by proxy in an annual meeting, request that the Board of Directors take those steps necessary to cause annual elections for all directors by providing that at future elections in annual meeting, all directors be elected annually and not by classes as is now provided and that on the expiration of the present terms their subsequent elections also be on an annual basis.

STOCKHOLDER SUPPORTING STATEMENT:

Last year 175,616,630 shares, or 52% of the shares represented in the annual meeting voted in favor of this proposal. Our Board of Directors, however, has failed to recognize this mandate from its owners.

As earnings expectations of shareholders and professional investors are not being met and profits and share prices continue to fall, the proponent believes greater accountability is needed.

Anti-takeover provisions are present which negate any need for three year terms for directors.

Occidental Petroleum, Ameritech, Time-Warner, Lockheed-Martin, Campbell Soups, Atlantic Richfield, Pacific Enterprises, Westinghouse, are among many corporations replacing three year terms with the annual election of all directors.

THE HOME DEPOT stated in its 2000 proxy statement supporting replacing three year terms with one year terms for its directors:

"We believe this is in the best interests of . . . . stockholders to eliminate the classified Board so that stockholders elect all directors annually. The amendment . . . . will allow stockholders to review and express their opinions on the performance of all directors each year. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership and our policies and long-term strategic planning should not be affected."

These actions increased shareholder voting rights by 300% -- and, at no cost to the shareholders.

The proponent believes the current system produces only a facade of continuity which should be displaced; and accountability and performance be substituted as the basis for re-election to our board of directors.

At Albertson's, this procedure will allow shareholders an opportunity to register annually their review of the performance of the Board collectively and of each director, individually. Concern that annual elections would leave Albertson's without experienced directors is unfounded.

If you agree, please vote FOR this proposal. If your proxy is unmarked on this issue, your shares will be automatically voted "AGAINST" this proposal.

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

                                                                            LOGO

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BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

--------------------------------------------------------------------------------

Your Board of Directors, with the assistance of its professional advisors, has given this proposal intensive consideration, particularly in light of the vote on a similar proposal at last year's meeting. The Board continues to believe that it is important that this proposal should not be implemented, and therefore recommends a vote AGAINST Proposal 4 for the following reasons:

  - Your Board of Directors believes that a classified board is an important part of Albertson's arsenal in resisting a takeover of the Company on terms that are not advantageous to stockholders. Absent a classified board, a potential acquirer could gain control of the Company by replacing a majority of the Board with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast, and without paying any premium to Albertson's stockholders.

  - In the absence of classified board provisions, the Board's negotiating leverage vis-a-vis a potential acquirer would be relatively limited in the face of a possible wholesale removal by a simple majority vote at a single annual meeting. Indeed, such an approach can be coupled with a proposal to have the new Board redeem the Company's shareholder rights plan, thus eliminating the rights plan as a means to ensure that all shareholders are treated fairly. The reality of these concerns is illustrated by the fact that a number of unsolicited takeover attempts have been accompanied by the pressure tactic of a proxy contest to remove and replace directors.

  - Roughly half of the 100 largest corporations in the United States have classified boards, and the percentage of the Standard & Poor's 500 that have classified boards is even higher.

  - Perhaps most important, in considering any takeover effort or other significant development concerning Albertson's, your Board of Directors understands that its duty is to protect the interests of all of the Albertson's stockholders. The Board intends to discharge that duty to its utmost ability and would not utilize the various defensive devices available to it to resist any action that your Board believes to be in the best interests of all Albertson's stockholders.

The stockholders of the Company adopted the present system of classified directors at the 1980 Annual Meeting of Stockholders by a vote of 77 percent of the outstanding shares. Last year more than 58 percent of the outstanding shares entitled to vote as of the record date were not voted in favor of the proposal advocating the repeal of the classified board.

FOR THE FOREGOING REASONS, YOUR BOARD OF DIRECTORS CONTINUES TO BELIEVE THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.

--------------------------------------------------------------------------------

STOCKHOLDER PROPOSAL
(PROPOSAL 5)
--------------------------------------------------------------------------------

Walden Asset Management, the holder of approximately 67,000 shares of the Company's common stock, whose address is 40 Court Street, Boston, Massachusetts 02108, and Adrian Dominican Sisters, the holder of 150 shares of the Company's common stock, whose address is 1257 East Siena Heights Drive, Adrian, Michigan 49221-1793, supported by the following co-sponsors: Detroit Province of the Society of Jesus, the holder of common stock of the Company with a market value in excess of $2,000, whose address is 7303 West Seven Mile

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Road, Detroit, Michigan 48221-2198; Sisters of St. Joseph, the holder of 100 shares of the Company's common stock, whose address is Offices of Congregational Administration, Nazareth, Michigan 49074; and General Board of Pension and Health Benefits of the United Methodist Church, the holder of 47,189 shares of the Company's common stock, whose address is 1201 Davis Street, Evanston, Illinois 60201-4118, have notified the Company that they intend to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

STOCKHOLDER RESOLUTION:

RESOLVED:

Shareholders request the Board of Directors to adopt a policy of labeling and identifying all products sold under its brand names or private labels that may contain genetically engineered crops, organisms, or products thereof, where feasible, unless long-term safety testing has shown that they are not harmful to humans, animals, and the environment; and reporting to the shareholders by August 2001.

STOCKHOLDER SUPPORTING STATEMENT:

WHEREAS:

International markets for genetically engineered (GE) foods are threatened by extensive resistance:

- Europe's larger food retailers, including Tesco, Sainsbury Group, Carrefour, and Rewe, have committed to removing GE ingredients from their store-brand products, as have U.S. retailers Whole Foods Market, Wild Oats Markets, and Genuardi's Family Markets;

  - In the UK, three fast-food giants -- McDonald's, Burger King, and Kentucky Fried Chicken -- are eliminating GE soy and corn ingredients from their menus;

  - McCain Foods of Canada, the world's largest potato and frozen French fry processor, announced it would no longer accept genetically engineered Bt potatoes for their brand-name products (11/99);

  - Gerber Products Co. announced in July 1999 that it would not allow GE corn or soybeans in any of their baby foods;

  - Frito Lay, a division of Pepsico, asked farmers that supply corn for Frito Lay chips to provide only non-genetically engineered corn (1/2000);

  - Philip Morris' Kraft Foods had to recall 2.5 million taco shells containing GE corn not approved for human consumption (9/2000);

  - Once in effect, the Biosafety Protocol, approved by representatives of more than 130 countries (1/2000), will require that genetically engineered organisms (GEOs) intended for food, feed and processing must be labeled "may contain" GEOs, and countries can decide whether to import those commodities based on a scientific risk assessment.

There is scientific concern that genetically engineered agricultural products may be harmful to humans, animals, or the environment:

  - The USDA has acknowledged (7/13/1999) the need to develop a comprehensive approach to evaluating long-term and secondary effects of GE products;

  - Some GE crops have been engineered to have higher levels of toxins, such as Bacillus thuringiensis (Bt), to make them insect-resistant;

  - Research has shown that Bt crops are building up Bt toxins in the soil, thereby disturbing soil ecology and impacting beneficial organisms and insects (12/1999, 5/2000);

  - The National Academy of Sciences report, Genetically Modified Pest-Protected Plants, recommends development of improved methods for identifying potential allergens in genetically engineered pest-protected plants. The report found the potential for gaps in regulatory coverage. (4/2000)

                                                                            LOGO

--------------------------------------------------------------------------------

In the U.S., we have a long tradition of citizens' "right to know" as expressed in laws requiring nutritional labeling of foods:

  - Nineteen polls in the U.S. show that 75 - 95% of people surveyed want GE food to be labeled as such.

  - GE crops may incorporate genes from animal species. Individuals wishing to avoid them for religious or ethical reasons cannot unless they are labeled;

  - The European Union requires labeling of GE foods, and labeling has been proposed by governmental authorities in Japan, New Zealand, South Korea and Australia.

--------------------------------------------------------------------------------
BOARD OF DIRECTORS' STATEMENT IN OPPOSITION
--------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST Proposal 5 for the following reasons:

Albertson's shares and actively supports its customers' interests in food safety, and your Board of Directors believes customers have a right to relevant information about the food they buy so that they can make informed purchasing decisions. Your Board of Directors, however, believes that the Food and Drug Administration and other regulatory authorities who are charged with protecting the health and safety of the public and the environment are the proper entities, rather than a retailer like Albertson's, to evaluate and make judgments about the labeling and sale of genetically engineered products. Albertson's takes its lead from national food-safety and regulatory authorities, and supports their efforts to take whatever steps are necessary, based on sound scientific principles, to assure that any new food technology is safe for consumers and the environment. Albertson's complies, and will continue in the future to comply, with all government food labeling regulations.

Moreover, your Board of Directors believes that this proposal is not practicable because Albertson's would have serious difficulty determining what constitutes "genetically engineered crops, organisms, or products thereof." Albertson's understands that certain genetically engineered ingredients are so similar to their unmodified counterparts that they are virtually undetectable with current testing techniques. It would be impracticable (even if it had the testing capability) for quality assurance operations at Albertson's to identify all genetically engineered foods in the Company's corporate brands products and to label them accordingly.

Further, Albertson's understands that the use of genetic engineering with respect to certain staple foods (such as soybeans) is widespread in the United States. Even when these foods are produced in an unmodified form, under current practices they are combined with other genetically engineered foods during storage and distribution, making it extremely difficult, if not impossible, to obtain these staple foods in an unmodified or uncombined form in sufficient quantities for sale or processing of corporate brands food products. Therefore, your Board of Directors does not believe it would be possible for Albertson's to enforce the policy requested by the proposal.

Your Board of Directors believes that simply labeling a product to say that it "may contain" genetically engineered ingredients would not advance the consumer's ability to make an informed choice, would create confusion and would likely place Albertson's products at a competitive disadvantage. Because other products would not be required to carry the same label information, consumers who are concerned about genetically engineered ingredients might choose a competing product which itself might contain genetically engineered ingredients but not be so labeled. Moreover, because corporate brands products are intended generally to provide a lower-priced alternative to national brand items, they tend to follow the national brands regarding product specifications and in response to consumer trends. Your Board of Directors believes that Albertson's would likely face signif-

--------------------------------------------------------------------------------

icant competitive harm if it were required to take a novel position in the market regarding the use and labeling of genetically engineered ingredients in its corporate brands products.

Finally, your Board of Directors believes that the proponents of this proposal do not address the great progress made by farmers and scientists who have been improving products through cross-pollination and other breeding techniques for many years. This has led to an ever-improving food supply, producing crops that are larger, more resistant to insects and diseases, and more plentiful. Your Board of Directors believes that Albertson's stockholders will be better served if this progress continues while the Company remains sensitive to consumer concerns, product acceptance, and federal food safety regulations.

FOR THE FOREGOING REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

--------------------------------------------------------------------------------

STOCKHOLDER PROPOSAL
(PROPOSAL 6)

--------------------------------------------------------------------------------

International Brotherhood of Teamsters' General Fund, the holder of 206 shares of the Company's common stock, whose address is 25 Louisiana Avenue, N.W., Washington, D.C. 20001-2198, has notified the Company that it intends to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

STOCKHOLDER RESOLUTION:

RESOLVED:

Shareholders urge that the Board of Directors of Albertson's, Inc., ("Albertson's" or "the Company") adopt a policy that executive officer severance pay of over $3 million must be approved by the shareholders as a separate issue for vote at the annual shareholder meeting, and no future employment contracts will be entered into which include severance clauses of more than $3 million, without shareholder approval. Such a policy would be phased in and will not affect current contractual agreements.

STOCKHOLDER SUPPORTING STATEMENT:

Recent outcry against excessive executive compensation has included criticism of companies, which have awarded overly generous severance packages. When Disney awarded Michael Ovitz $70 million in cash and options as severance for sixteen months of service, for example, shareholders expressed outrage.

Disney is not alone in granting excessive severance compensation. Union Pacific granted a special $4 million bonus to Drew Lewis upon his retirement; Electronic Data Systems negotiated a $35 million termination agreement with Lester Alberthal; and, this year Procter & Gamble granted $9.5 million to retiring Chairman Dick Jager. Also in 2000, McKesson HBOC paid ousted CEO Mark Pulido $1.9 million and guaranteed him that salary through the year 2004. Pulido even received an $835,000 bonus in 2000.

By adopting this proposal, Albertson's can instill a sense of understanding to the needs of shareholders, who look to our Board of Directors for stability, especially during this time of change as a new person assumes leadership of the Company.

For all of these reasons we urge you to vote FOR this proposal.

                                                                            LOGO

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BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

--------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST Proposal 6 for the following reasons:

Your Board of Directors believes that requiring stockholder approval of executive severance pay agreements would hamper the Company's flexibility to act promptly and decisively in attracting and retaining executives and would put the Company at a disadvantage to other companies with which it competes for executive management. Such agreements enable the Company to attract and retain top management talent and would encourage executive officers to remain with the Company in the face of a potential change of control. Due to the existence of severance pay agreements, management can remain focused and objective during a potential change of control, rather than being distracted by the uncertainties of their future employment and personal financial situation, thereby allowing them to act decisively to maximize stockholder value for all stockholders.

Under this proposal, the Company would be forced to wait until the annual meeting of stockholders in order to offer a desirable management candidate any severance package over the specified amount. While the Board has no present plans to offer compensation which would exceed the limit set forth in this proposal, the Board believes that it should be able to timely respond to unanticipated events such as the hiring of a new executive officer to replace an executive officer who unexpectedly departed. Moreover, your Board of Directors believes that requiring stockholder approval for certain severance packages would negatively impact the Company's recruitment of key executives by requiring the premature public disclosure of confidential employment negotiations. Finally, the Board is very aware of its obligation to protect stockholders' interests, and it would not agree to any severance compensation (whether or not in excess of the limit suggested by this resolution) unless it was convinced that doing so would be beneficial to the Company.

FOR THE FOREGOING REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 6.

--------------------------------------------------------------------------------

STOCKHOLDER PROPOSAL
(PROPOSAL 7)

--------------------------------------------------------------------------------

Presbyterian Church (USA), the holder of 200 shares of the Company's common stock, whose address is 100 Witherspoon Street, Louisville, Kentucky 40202-1396, has notified the Company that it intends to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

STOCKHOLDER RESOLUTION:

WHEREAS:

Leaders of industry in the United States now acknowledge their obligation to pursue superior environmental performance and to disclose information about that performance to their investors and other stakeholders.

The integrity, utility, and comparability of environmental disclosure depend on using a common format, credible metrics, and a set of generally accepted standards. This will enable investors to assess environmental progress within and across industries.

--------------------------------------------------------------------------------

The Coalition for Environmentally Responsible Economics (CERES) -- a ten-year partnership between large investors, environmental groups, and corporations -- has established what we believe is the most thorough and well-respected environmental disclosure form in the United States. CERES has also taken the lead internationally, convening major organizations together with the United Nations Environment Programme in the Global Reporting Initiative
(GRI). The GRI Guidelines for standardizing environmental disclosure worldwide were pilot tested by 20 companies last year.

Companies which endorse the CERES Principles engage with stakeholders in transparent environmental management and agree to a single consistent standard for environmental reporting which set by the endorsing companies together with CERES.

The CERES Principles and CERES Report have been adopted by leading firms in various industries: American Airlines, Arizona Public Service, Bank America, BankBoston, Baxter International, Bethlehem Steel, Coca-Cola, Ford, General Motors, Interface, ITT Industries, Nike, Northeast Utilities, Pennsylvania Power and Light, Polaroid, and Sun Company. We believe endorsing the CERES Principles commits a company to prudent oversight of its financial and physical resources through: 1) protection of the biosphere; 2) sustainable use of natural resources; 3) waste reduction; 4) energy conservation; 5) risk reduction; 6) safe products/services; 7) environmental restoration; 8) informing the public;
9) management commitment; 10) audits and reports. (The full text of the CERES Principles and CERES Report form are obtainable from CERES, 11 Arlington Street, Boston, Massachusetts 02116, (617) 247-0700/www.ceres.org).

RESOLVED:

Shareholders request that the company endorse the CERES Principles as a reasonable and beneficial component of their corporate commitment to be publicly accountable for environmental performance.

STOCKHOLDER SUPPORTING STATEMENT:

Recent studies show that the integration of environmental commitment into business operations provides competitive advantage and improves long-term financial performance for companies. Moreover, the depth of a firm's environmental commitment and the quality with which it manages its environmental performance are indicators of prudent foresight exercised by management.

Given investors' needs for credible information about a firm's environmental performance, and given that numerous companies that have already endorsed the CERES Principles and adopted its report format, it is a reasonable, widely accepted step for a company to endorse those Principles in order to demonstrate its seriousness about superior environmental performance.

Albertson's operations and purchasing policies impact environmental quality. Clearly, Albertson's prides itself as a leader and a model for others in its business sector. We believe now is the time for Albertson's should join the ranks of other major companies whose environmental commitment and leadership is shown by their endorsement of the CERES Principles. Your vote FOR this resolution serves the best interests of our Company and its shareholders.

--------------------------------------------------------------------------------

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

--------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST Proposal 7 for the following reasons:

Your Board of Directors believes that adopting this proposal would unduly burden Albertson's and its stockholders while adding nothing to our environmental efforts. Adoption of the CERES Principles would require a lengthy and complex annual report and additional administrative costs

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

                                                                            LOGO

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for programs that already exist within our Company.

RECYCLING AND REDUCING WASTE:

Recycling is a high priority at Albertson's. The Company has recycling programs for corrugated cardboard, plastic grocery bags, plastic pallet wrap, aluminum cans, truck tires, used antifreeze, used motor oil, fluorescent light bulbs, construction materials, paving materials, photo finish, office supplies and paper products. Albertson's also works to reduce waste by encouraging vendors to reduce packaging. The Company uses returnable plastic totes and plastic pallets where appropriate to reduce waste.

USING ENERGY WISELY:

Albertson's is dedicated to reducing energy use. Wherever possible, low-energy systems are built into facilities to provide the appropriate levels of light at reduced energy costs.

MAKING SAFETY A PRIORITY:

Albertson's strives to provide a safe shopping experience for our customers and a safe place to work for our employees. Every employee is involved in the safety effort, and each store has environmental programs.

GETTING THE WORD OUT:

Albertson's publishes information regarding its environmental programs on the Internet at www.albertsons.com and in the company profile. Every store shows our commitment to recycling and the environment by collecting plastic grocery bags and other recyclables. Our volunteer efforts in our communities have spread the word about our proactive efforts to promote environmental programs.

Our Company has been recognized by many local and state government agencies for our commitment to the environment. In both 1998 and 1999, our Albertson's stores in California were awarded the California Integrated Waste Board's WRAP award. Our Fort Worth distribution center was awarded the Fort Worth Clean City, Inc. Star Award for its recycling efforts. Our ice cream plant was awarded the City of Boise Enviroguard award.

Albertson's already practices many of the principles suggested by this proposal. We work to sustain natural resources, reduce waste, promote safety and safe products, protect the environment, and inform the public about our efforts. The Company already files numerous environmental reports with federal, state and local government agencies. Your Board of Directors believes that imposing another layer of standards and reports that would be required as a CERES signatory would be duplicative and would unnecessarily increase costs, and does not believe any benefit to the environment would result from the additional administrative effort and cost required by this proposal.

Our stockholders overwhelmingly rejected a similar proposal last year. Your Board of Directors believes that the stockholders should continue to defeat the proposal.

FOR THE FOREGOING REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 7.

--------------------------------------------------------------------------------

OTHER MATTERS

--------------------------------------------------------------------------------

The Company is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the proxy holders intend to vote the shares they represent as the Board of Directors may recommend.

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DEADLINE FOR RECEIPT OF STOCKHOLDERS' PROPOSALS

--------------------------------------------------------------------------------

Proposals by stockholders of the Company that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Company at the Company's principal executive offices not later than December 31, 2001. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and proxy card for that meeting, the proposing stockholder must:

- Submit the proposal to the Company in a timely manner,

- Specifically request that it be included, and

- Satisfy the eligibility and procedural requirements of Rule 14a-8 under the Exchange Act.

In order for stockholder proposals made outside of Rule 14a-8 of the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) of the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices not later than March 18, 2002. The Company's By-Laws require that proposals of stockholders made outside of Rule 14a-8 of the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than March 18, 2002 or earlier than February 14, 2002.

ATTACHMENT A

ALBERTSON'S, INC.
AUDIT COMMITTEE CHARTER

--------------------------------------------------------------------------------

The Audit Committee (the "Committee") shall be responsible for assisting the full Board of Directors of Albertson's, Inc. (the "Company") in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established and the audit process. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent auditors, the internal controls department, and the management of the Company.

The Committee shall consist solely of three or more Directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall not be a current or former employee of the Company, shall be free of any relationship with the Company that could inhibit the Director's objectivity and independence, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange.

The Board of Directors shall appoint one member of the Committee as Chairman. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the full Board of Directors. The Chairman will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead independent audit partner, and the vice president of internal controls.

The Committee's primary responsibilities include:

 1. Serve as a liaison for communication between the full Board of Directors, the Company's independent auditor, the Company's internal controls department and the Company's management regarding the Company's financial accounting, reporting and controls and assist the full Board of Directors in fulfilling its fiduciary responsibilities regarding the Company's accounting policies, financial reporting practices and audit process.

 2. Recommend annually to the full Board of Directors a firm of independent certified public accountants to act as independent auditor of the Company. In so doing, the Committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the full Board of Directors any actions necessary to oversee the auditor's independence.

 3. Oversee the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the full Board of Directors) to report on any and all appropriate matters.

 4. Provide guidance and oversight to the internal controls department of the Company including reviewing the department charter, organization, plans and results of activities.

 5. Review the audited financial statements and discuss them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a discussion of estimates, reserves and accruals, judgmental areas, audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the full Board of Directors as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

 6. Discuss with management and the independent auditor the quarterly financial information prior to the Company's quarterly earnings release. This communication may be performed by the Committee or its Chairman.

 7. Review periodically the extent of nonaudit services provided by the independent auditor as it relates to or affects the objectivity required for their audit.
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 8. Review and evaluate any significant related party transactions, such as loans, sales or purchases, leases, stock purchases and ownership in subsidiaries, between the Company and any officer, director or principal stockholder of the Company and recommend to the full Board of Directors or to senior management whether the transaction should be entered into, continued, completed or terminated.

 9. Review the content and status of the internal controls department's annual plan and the independent auditor's audit plan.

10. Inquire of management, the internal controls department and the independent auditor regarding significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

11. Review with the internal controls department and the independent auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources.

12. Meet at least four times each year, keep minutes and any other appropriate records of all of its proceedings and report Committee actions to the full Board of Directors.

13. Discuss with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

14. Issue annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the stockholders.

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ATTACHMENT B

ALBERTSON'S, INC.
AUDIT/FINANCE COMMITTEE CHARTER

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The Audit/Finance Committee (the "Committee") shall be responsible for assisting the full Board of Directors (the "Board") of Albertson's, Inc. (the "Company") in fulfilling its oversight responsibilities by reviewing the audit process, the financial information to be provided to the stockholders and others, and the systems of internal controls which management and the Board have established.
The Committee shall also review the Company's financial policy, investment policy, capital structure and capital expenditures in view of strategic current and long range plans. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent auditors, the internal controls department of the Company and the management of the Company.

The Committee shall consist of three or more directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member of the Committee shall be free of any relationship with the Company that could inhibit the director's objectivity and independence and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange. No member of the Committee shall be a current employee of the Company, nor shall any member of the Committee have been employed by the Company within the preceding three years immediately preceding such member's appointment to the Committee. A director who maintains a business relationship with the Company may serve on the Committee if the entire Board expressly determines in its business judgment that such business relationship does not interfere with such director's exercise of independent judgment.

The Board shall appoint one member of the Committee as Chair. The Chair shall be responsible for leadership of the Committee, including preparing agendas, scheduling meetings, presiding over meetings, making Committee assignments and reporting the Committee's actions and recommendations to the full Board. The Chair will also maintain regular liaison with the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, the Vice President of Internal Controls of the Company and the lead audit partner of the Company's independent auditors.

The powers and duties of the Audit/Finance Committee shall include the following:

 1. Assisting the full Board in fulfilling its fiduciary responsibilities regarding the Company's accounting policies, financial reporting practices and audit process.

 2. Serving as a liaison for communication regarding the Company's financial accounting, reporting and controls between the full Board and each of the following: the Company's independent auditor, the Company's internal controls department and the Company's management.

 3. Recommending annually to the full Board a firm of independent certified public accountants to act as independent auditor of the Company. In so doing, the Committee will review the independent auditor's formal written statement describing all relationships between the independent auditor and the Company, actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or non-audit services that may affect the objectivity and independence of the independent auditor, and recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independence of the auditor.

 4. Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the full Board) to report on any and all appropriate matters.

 5. Instructing the Company's independent auditor that the auditor is ultimately accountable to the Committee, the Board and the stockholders of the Company, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation's independent auditor.
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 6. Providing guidance and oversight to the internal controls department of the
Company, including reviewing the department charter, organization, plans (including its annual plan) and results of activities.

 7. Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a discussion of estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded) and such other inquiries as may be appropriate. Based on this review, the Committee shall make its recommendation to the full Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K and the Company's Annual Report to Stockholders.

 8. Discussing with management and the independent auditor the quarterly financial information prior to the Company's quarterly earnings release. This communication may be performed by the entire Committee or solely by the Chair, as the Committee shall determine.

 9. Reviewing and evaluating any significant related party transactions (such as loans, sales or purchases, leases, stock purchases and ownership interests in partially-owned subsidiaries) between the Company and any officer, director or principal stockholder of the Company and recommending to the full Board or to senior management whether the transaction should be entered into, continued, completed or terminated.

10. Reviewing the content and status of the independent auditor's audit plan.

11. Inquiring of management, the internal controls department and the independent auditor regarding significant risks or exposures and assessing the steps management has taken to minimize such risks to the Company.

12. Reviewing with the internal controls department and the independent auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources.

13. Reviewing and recommending to the Board corporate financial policies relating to debt limits, dividend policy, capital structure and capital expenditures in light of strategic plans and forecasts.

14. Reviewing the financial strategies of the Company with respect to taxes, loss reserves and other appropriate matters.

15. Discussing with management the status of pending litigation, taxation matters and other issues of legal and ethical compliance as may be appropriate.

16. Formulating and maintaining a system which provides the Committee with a mechanism for annually reviewing and discussing employee expense accounts and the proprietary of such expenses with the Company's independent auditors.

17. Meeting at least four times each year, keeping minutes and any other appropriate records of all of its proceedings and reporting Committee actions to the full Board.

18. Issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the stockholders.

19. Considering any and all issues that fall within the scope of this Committee Charter, regardless of the source of such issues.

20. Retaining outside legal counsel and/or other independent advisors, when necessary, to assist the Committee in fulfilling its duties described in this Committee Charter.

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ATTACHMENT C

ALBERTSON'S, INC.
AMENDED AND RESTATED 1995
STOCK-BASED INCENTIVE PLAN

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SECTION 1. GENERAL PURPOSES OF PLAN.

The name of this plan is the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan (the "Plan"). The Plan, as amended and restated, was adopted on March 15, 2001 by the Board of Directors subject to approval by the Company's stockholders. The Plan was originally adopted by the Board of Directors on April 5, 1995 and approved by the Company's stockholders on May 26, 1995 and was previously amended and restated on August 31, 1998 and approved by the Company's stockholders on November 12, 1998. The purposes of the Plan are to promote the growth and profitability of the Company and its Subsidiaries by enabling them to attract and retain the best available personnel for positions of substantial responsibility, to provide key employees and non-employee directors with an opportunity for investment in the Company's Common Stock, to give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries, and to further align the long-term interests of key employees and non-employee directors with those of the stockholders. Awards granted under the Plan may be (a) options which may be designated as (i) Nonqualified Stock Options or (ii) Incentive Stock Options; (b) Stock Appreciation Rights; (c) Restricted or Deferred Stock; or (d) other forms of stock-based incentive awards.

SECTION 2. DEFINITIONS.

The terms defined in this Section 2 shall, for all purposes of this Plan, have the meanings herein specified:

    (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

    (b) "Administrator" shall mean the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 4.

    (c) "Award Agreement" shall mean a Stock Option Agreement or other written agreement between the Company and a Participant evidencing the number of shares of Common Stock, SARs or Units subject to the Award and setting forth the terms and conditions of the Award as the Committee may deem appropriate which shall not be inconsistent with the Plan.

    (d) "Award Price" shall mean the Option Price in the case of an Option or the price to be paid for the shares of Common Stock, SARs or Units to be granted pursuant to an Award Agreement.

    (e) "Awards" shall mean, collectively, (i) Options which may be designated as (A) Nonqualified Stock Options or (B) Incentive Stock Options; (ii) Stock Appreciation Rights (SARs); (iii) Restricted or Deferred Stock; or (iv) other forms of stock-based incentive awards as described in Section 10 hereof.

    (f) "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

    (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

    (h) "Commission" shall be the Securities and Exchange Commission.

    (i) "Committee" shall mean the committee appointed by the Board of Directors pursuant to Section 4 hereof.

    (j) "Common Stock" shall mean the Company's presently authorized Common Stock, par value $1.00 per share, except as this definition may be modified pursuant to Section 14 hereof.

    (k) "Company" shall mean Albertson's, Inc., a Delaware corporation.

    (l) "Deferred Stock" shall mean deferred stock awards as described in
  Section 9 hereof.

    (m) "Demotion" shall mean the reduction of an Optionee's salary grade, job classification, or title (the Optionee's job classification or title shall govern in cases where said job classification or title are not defined by means of a salary grade) with the Company to a level at which Options under this Plan or any other option plan of the Company have not
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  been granted within the three years preceding such demotion.

    (n) "Eligible Director" means a director of the Company who is not an employee of the Company or any Subsidiary or a Special Advisor to the Board.

    (o) "Employee" or "Employees" shall mean key persons (including, but not limited to, employee members of the Board of Directors and officers) employed by the Company, or a Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.

    (p) "Fair Market Value" shall mean the last sale price of the Common Stock on the New York Stock Exchange Composite Tape on the date an Award is granted or exercised, as applicable, (or for purposes of determining the value of shares of Common Stock used in payment of the Award Price, the date the certificate is delivered) or, if there are no sales on such date, on the next following day on which there are sales.

    (q) "Incentive Stock Option" shall mean an "incentive stock option" as defined in Section 422 of the Code.

    (r) "Mature Stock" shall mean Common Stock which was obtained through the exercise of an option under this Plan or any other plan of the Company, which is delivered to the Company in order to exercise an Option and which has been held continuously by an Optionee for the longer of: (i) six months or more, or
  (ii) any other period that may in the future be recognized under Generally Accepted Accounting Principles for purposes of defining the term "Mature Stock" in connection with such an Option exercise.

    (s) "Nonqualified Stock Option" shall mean an Option that by its terms is designated as not being an Incentive Stock Option as defined above.

    (t) "Option" shall mean the option to purchase shares of Common Stock set forth in a Stock Option Agreement between the Company and an Optionee and which may be granted as a Nonqualified Stock Option or an Incentive Stock Option.

    (u) "Optionee" shall mean an eligible Employee or Eligible Director, as described in Section 5 hereof, who accepts an Option.

    (v) "Option Price" shall mean the price to be paid for the shares of Common Stock being purchased pursuant to a Stock Option Agreement.

    (w) "Option Period" shall mean the period from the date of grant of an Option to the date after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement.

    (x) "Participant" shall be an Employee or Eligible Director who has been granted an Award under the Plan.

    (y) "Plan" shall mean the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan.

    (z) "Restricted Stock" shall mean restricted stock awards as described in
  Section 9 hereof.

    (aa) "SARs" shall mean stock appreciation rights as described in Section 8 hereof.

    (bb) "Special Advisor" means an individual designated as such by the Board.

    (cc) "Stock Appreciation Rights" shall mean stock appreciation rights as described in Section 8 hereof.

    (dd) "Stock Option Agreement" shall mean the written agreement between the Company and Optionee setting forth the Option and the terms and conditions upon which it may be exercised.

    (ee) "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly through Subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures)

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  in which the Company owns an interest of at least 50% of the total combined equity thereof.

    (ff) "Successor" or "Successors" shall have the meaning set forth in Subsection C3(d) of Section 7 hereof.

    (gg) "Unit" shall mean a unit of measurement which is measured by the Fair Market Value of the Common Stock.

SECTION 3. EFFECTIVE DATE AND TERM.

The effective date of the Plan, as amended and restated, is March 15, 2001, subject to approval by the Company's stockholders.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of May 26, 1995, the original effective date of the Plan, but Awards theretofore granted may extend beyond that date.

SECTION 4. ADMINISTRATION.

The Plan shall be administered by the Board in accordance with the requirements of Rule 16b-3 as promulgated by the Commission under the Act, or by the Compensation Committee of the Board plus such additional individuals as the Board shall designate in order to fulfill the Non-Employee Directors requirement of Rule 16b-3 and as such Rule may be amended from time to time, or any successor definition adopted by the Commission, or any other committee the Board may subsequently appoint to administer the Plan. Any committee so designated shall be composed entirely of individuals who meet the qualifications referred to in Rule 16b-3.

Any Awards under this Plan made to Eligible Directors are made to such non-employee directors solely in their capacity as directors.

Members of the Committee shall serve at the pleasure of the Board of Directors. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee.

If at any time the Board shall not administer the Plan, then the functions of the Board shall be exercised by the Committee.

SECTION 5. ELIGIBILITY.

Subject to the provisions of the Plan, the Administrator shall determine and designate from time to time those key Employees and/or Eligible Directors of the Company or its Subsidiaries to whom Awards are to be granted, the number of shares of Common Stock, SARs or Units to be awarded from time to time to any individual and the length of the term of any Award. In determining the eligibility of an Employee or Eligible Director to receive an Award, as well as in determining the size of the Award to be made to any Employee or Eligible Director, the Administrator shall consider the position and responsibilities of the Employee or Eligible Director being considered, the nature and value to the Company or a Subsidiary of the Employee's or Eligible Director's services and accomplishments, the Employee's or Eligible Director's present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Administrator may deem relevant. An Employee or Eligible Director who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years. More than one Award may be granted to an individual, but the aggregate number of shares of Common Stock, SARs or Units with respect to which an Award is made to any individual, during the life of the Plan may not, subject to adjustment as provided in Section 14 hereof, exceed 10% of the shares of Common Stock reserved for purposes of the Plan, in accordance with the provisions of Section 6 hereof.

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SECTION 6. NUMBER OF SHARES SUBJECT TO THE PLAN.

Under the Plan the maximum number and kind of shares with respect to which Awards may be granted, subject to adjustment in accordance with Section 14 hereof, is fifty million (50,000,000) shares of Common Stock; provided, however, that in the aggregate, not more than one-tenth ( 1/10) of such allotted shares may be made the subject of Awards other than Options and Stock Appreciation Rights. The Common Stock to be offered under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and presently or hereafter held as treasury shares. The Board of Directors has reserved for the purposes of the Plan a total of fifty million (50,000,000) of the authorized but unissued shares of Common Stock, subject to adjustment in accordance with
Section 14 hereof.

If any shares as to which an Award granted under the Plan shall remain unvested and/or unexercised at the expiration thereof or shall be terminated unvested and/or unexercised, they may be the subject of further Awards provided that the Plan has not been terminated pursuant to Section 18 hereof. In addition, if any Option is exercised by tendering shares to the Company as full or partial payment of the exercise price in accordance with Subsection C of Section 7 hereof, the number of shares available under this Section 6 shall be increased by the number of shares so tendered.

SECTION 7. STOCK OPTIONS.

The Administrator may grant Options which may be designated as (i) Nonqualified Stock Options or (ii) Incentive Stock Options. The grant of each Option shall be confirmed by a Stock Option Agreement (in a form prescribed by the Administrator) that shall be executed by the Company and by the Optionee as promptly as practicable after such grant. The Stock Option Agreement shall expressly state or incorporate by reference the applicable provisions of this Plan pertaining to the type of Option granted.

    A. NONQUALIFIED STOCK OPTIONS. A Nonqualified Stock Option is an Award in the form of an Option to purchase a specified number of shares of Common Stock during such specified time as the Administrator may determine, at a price determined by the Administrator that, unless approved by the stockholders of the Company, is not less than the Fair Market Value of the Common Stock on the date the Option is granted.

    B. INCENTIVE STOCK OPTIONS. An Incentive Stock Option is an Award in the form of an Option to purchase Common Stock that is identified as an Incentive Stock Option, complies with the requirements of Code Section 422 or any successor section. Eligible Directors shall not be granted Incentive Stock Options.

    C. Provisions Applicable to Either Nonqualified Stock Options or Incentive Stock Options

    1. Option Periods

    The term of each Option granted under this Plan shall be for such period as the Administrator shall determine, but not more than 10 years from the date of grant thereof, subject to Subsection 3 of Subsection B hereof, or to earlier termination as herein after provided in Subsection 3 of this Subsection C.

    2. Exercise of Options

    Each Option granted under this Plan may be exercised on such date or dates during the Option Period for such number of shares as shall be prescribed by the provisions of the Stock Option Agreement evidencing such Option, provided that:

       (a) An Option may be exercised, (i) only by the Optionee during the continuance of the Optionee's employment by the Company or a Subsidiary, or
     (ii) after termination of the Optionee's employment by the Company or a Subsidiary in accordance with the provisions of Subsection 3 of this Subsection C.

       (b) An Option may be exercised by the Optionee or a Successor only by written

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     notice (in the form prescribed by the Administrator) to the Company specifying the number of shares to be purchased.

       (c) The aggregate Option Price of the shares as to which an Option may be exercised shall be paid in full upon exercise by any one or any combination of the following: cash, personal check, wire transfer, certified or cashier's check or the transfer, either actually or by attestation, of certificates for Mature Stock or other Common Stock which was not obtained through the exercise of a stock option, endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange.

    As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Option Price of the shares with respect to which an Option has been exercised and any applicable taxes, a certificate or certificates representing such shares shall be registered in the name of the Optionee or the Optionee's Successor and shall be delivered to the Optionee or the Optionee's Successor. An Optionee or Successor shall have no rights as a stockholder with respect to any shares covered by the Option until the Optionee or Successor shall have become the holder of record of such shares, and, except as provided in Section 14 hereof, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such shares for which the record date is prior to the date on which the Optionee or Successor shall have become the holder of record thereof.

    3. Termination of Employment; Demotion

    The effect of the Demotion (as "Demotion" is defined in Subsection 2(m) of this Plan) of an Optionee by the Company or of the termination of an Optionee's employment or, in the case of an Eligible Director, service, with the Company or a Subsidiary shall be as follows:

       (a) Involuntary Termination or Demotion. If the employment or, in the case of Eligible Director, the service, of an Optionee is terminated involuntarily by the Company or a Subsidiary or if the Optionee receives a Demotion, the right to exercise any outstanding Options, to the extent exercisable, held by such Optionee shall terminate, notwithstanding any other provisions herein, on the date such Options expire or three months following such Demotion or involuntary termination, whichever first occurs, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise any outstanding Options during such period shall only exist to the extent such Options were exercisable immediately preceding such Demotion or involuntary termination of employment or service under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect.

       (b) Disability. If the employment or, in the case of an Eligible Director, the service, of an Optionee is interrupted by reason of a "disability," as defined in Albertson's, Inc. Employees' Disability Benefits Plan or a successor plan or Albertson's Southern Region Employees' Disability Benefits Plan or a successor plan (collectively referred to herein as the "Disability Plan") and a determination has been made by the trustees under the Disability Plan that such Optionee is eligible to receive disability payments thereunder (or, in the case of an Eligible Director, would otherwise have been entitled to receive such disability payments

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     thereunder if he or she was an employee) ("Disability Determination"), the right to exercise any outstanding Options, to the extent exercisable, held by such Optionee shall terminate, notwithstanding any other provisions herein, on the date such Options expire or within three years of the date that the first payment is made pursuant to the Disability Determination, whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise any outstanding Options during such period shall only exist to the extent such Options were exercisable immediately preceding the date of the Disability Determination under the provisions of the applicable agreements relating thereto, unless the Administrator in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect.

       (c) Retirement. If an Optionee's employment terminates as the result of retirement of the Optionee under any retirement plan of the Company or a Subsidiary or, in the case of an Eligible Director whose service terminates on or after attaining age 65, or age 55 with 10 years of service as a director, an Optionee with a Nonqualified Stock Option may exercise any outstanding Nonqualified Stock Option at any time prior to the expiration date of the Nonqualified Stock Option, or such other period as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter, and an Optionee with an Incentive Stock Option may exercise any outstanding Incentive Stock Option at any time prior to the expiration date of the Incentive Stock Option or within three months following the effective date of the Optionee's retirement, whichever is the shorter period; it being understood, however, that such right to exercise Options during such applicable periods shall only exist to the extent such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such applicable period all of such Optionee's rights under the Option shall lapse and be without further force or effect.

       (d) Death. (i) If an Optionee shall die while an Employee or while serving as a director or within three months after the date that a determination is made under the Disability Plan that such Optionee is, or in the case of an Eligible Director, would have been, eligible to receive disability payments thereunder, the Optionee's Option or Options may be exercised by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall have failed to make testamentary disposition of such Options or shall have died intestate, by the Optionee's legal representative or representatives (such person, persons, representative or representatives are referred to herein as the "Successor" or "Successors" of an Optionee), in either case at any time prior to the expiration date of such Options or within three years of the date of the Optionee's death, whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise Options during such period shall only exist to the extent such Options were exercisable on the date of the Optionee's death under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such

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     agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect. (ii) If an Optionee shall die within three months after the involuntary termination of the Optionee's employment, the Optionee's Options may be exercised by the Optionee's Successors at any time prior to the expiration date of such Options or within one year of the date of the Optionee's death, whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise Options during such period shall only exist to the extent such Options were exercisable on the date of the Optionee's retirement or termination of employment under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period all of such Optionee's rights under any Option shall lapse and be without further force or effect. (iii) If an Optionee shall die after the Optionee's retirement, the Optionee's Options may be exercised by the Optionee's Successors in accordance with Section 7(C)(3)(c) hereof.

       (e) Voluntary or Other Termination. If the employment or, in the case of an Eligible Director, the service, of an Optionee shall terminate voluntarily or for any reason other than as set forth in Paragraphs (a),
     (b), (c) or (d) above, the Optionee's rights under any then outstanding Options shall terminate on the date of such termination of employment or service; provided, however, the Administrator may, in its sole discretion, take such action as it considers appropriate to waive in writing such automatic termination and/or the restrictions, if any, contained in the applicable agreements relating thereto.

       (f) To the extent that an Option may be exercised during a period designated (expressly or pursuant to an action of the Administrator) in Subsection C3 of this Section 7, unless exercised within such designated period, the Option shall thereafter be null and void.

       (g) Notwithstanding anything to the contrary herein, service as a Special Advisor shall be treated as service as an Eligible Director for all purposes and no termination of service shall be deemed to occur in the event an Eligible Director is designated as a Special Advisor in connection with a Director's termination of directorship.

    4. Other Terms

    The Administrator may not reduce the exercise price of an Option after the date of its grant. Options granted pursuant to the Plan may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

SECTION 8. STOCK APPRECIATION RIGHTS.

(a) A stock appreciation right or SAR is a right to receive, upon surrender of the right, but without payment, an amount payable in cash. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. The exercise price of the SAR shall be determined by the Administrator and shall not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(b) In the case of an SAR granted in tandem with an Incentive Stock Option to an Employee who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the

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Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c) The exercise price shall be established by the Administrator at the time the SAR is granted. A SAR may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

SECTION 9. RESTRICTED STOCK/DEFERRED STOCK.

(a) Restricted Stock is Common Stock of the Company that is issued to a Participant at a price determined by the Administrator, which price may be zero (if permitted by law), and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Administrator may determine. Restricted Stock may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

(b) Deferred Stock is an Award of Common Stock which is made to a Participant at a price determined by the Administrator, which price may be zero (if permitted by law) and which is not issued to the Participant until all the restrictions on transfer and/or such other restrictions on incidents of ownership as the Administrator has determined have lapsed. Deferred Stock may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

(c) The Administrator may provide that the restrictions on shares of Restricted Stock or any other Award shall lapse upon the achievement by the Company of specified performance goals. Such performance goals may be expressed in terms of one or more financial or other objective goals listed below which may be Company-wide or otherwise, including on a division basis, regional basis or on an individual basis. Financial goals may be expressed in terms of sales, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets, total stockholder return, reductions in the Company's overhead ratio and/or expense to sales ratios, or any one or more of the foregoing. Any criteria may be measured in absolute terms or as compared to another company or companies. To the extent applicable, any such performance goal shall be determined (i) in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants or (ii) so that a third party having knowledge of the relevant facts could determine whether such performance goal is met.

SECTION 10. OTHER STOCK-BASED INCENTIVE AWARDS.

The Administrator may from time to time grant Awards under this Plan that provide the Participant with the right to purchase Common Stock or that are valued by reference to the Fair Market Value of the Common Stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Administrator, provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Administrator will determine the price of any Award and may accept any lawful consideration therefore. Such Awards may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

SECTION 11. NO RIGHT TO CONTINUED EMPLOYMENT.

Neither the Plan nor any Awards granted under the Plan shall be deemed to confer upon any Employee any right to continued employment by the Company or any Subsidiary, and shall not interfere in any way with the right of the Company or any Subsidiary to demote or discharge the Employee for any reason at any time. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

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                                                                            LOGO

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SECTION 12. LISTING AND REGISTRATION OF SHARES.

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issuance of shares thereunder, no outstanding Awards may be exercised in whole or in part and/or shares so purchased or issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan that may be required in connection with such listing, registration, qualification, consent or approval.

SECTION 13. ACCELERATION OF AWARDS UPON CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT.

(a) Notwithstanding anything to the contrary contained elsewhere in this Plan, unless the terms of the Award Agreement specifically provide otherwise or unless otherwise determined by the Administrator in writing at or after award, but prior to the occurrence of a Change in Control (as defined below), upon a Change in Control, each outstanding Award shall become immediately vested and/or exercisable for the total remaining number of shares of Common Stock, SARs or Units covered by the Award.

(b) Notwithstanding anything to the contrary contained elsewhere in this Plan or under the terms of any Award Agreement, if any Participant's employment with the Company is terminated by the Company prior to a Change in Control without Cause (as defined below) at the direction of a "person" (as defined for purposes of Section 13(d) of the Act) who has entered into an agreement with the Company the consummation of which will constitute a Change in Control, the Award of such terminated Participant shall become immediately exercisable, as of the date immediately preceding such date of termination, for the total remaining number of shares of Common Stock, SARs or Units covered by the Award. For purposes of this Section, "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform his or her duties with the Company (other than due to incapacity due to physical or mental illness) or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries.

(c) For purposes of this Section, "Change in Control" shall mean the occurrence in a single transaction or series of transactions of any one of the following events or circumstances: (i) merger, consolidation or reorganization where the beneficial owners of the voting securities of the Company immediately preceding such merger, consolidation or reorganization beneficially own less than 80% of the securities possessing the right to vote to elect directors or to authorize a merger, consolidation or reorganization with respect to the survivor, after giving effect to such merger, consolidation or reorganization, (ii) merger, consolidation or reorganization of the Company where 20% or more of the incumbent directors of the Company are changed, (iii) acquisition by any person or group, as defined for purposes of Section 13(d) of the Act, other than a trustee or other fiduciary holding voting securities of the Company under an employee benefit plan of the Company (or a corporation owned, directly or indirectly, by the holders of voting securities of the Company in substantially the same proportion as their ownership of voting securities of the Company) of beneficial ownership of 20% or more of the voting securities of the Company (such amount to include any voting securities of the Company acquired prior to the effective date of this Plan), (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any

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new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i),
(ii), (iii) or (v) of this Subsection) whose election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (v) approval by the stockholders of the Company of a plan of liquidation or dissolution with respect to the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; provided, that in the event the exact date of a Change in Control cannot be determined, such Change in Control will be deemed to have occurred on the earliest date on which it could have occurred. For these purposes, the Administrator shall rely upon any notice from the Company that concludes that a Change in Control has occurred. In the absence of such a notice, the Administrator shall determine whether a Change in Control has occurred and shall specify the date on which the Change in Control occurred, or if an exact date cannot be determined, the earliest date on which such Change in Control could have occurred. Notwithstanding the foregoing, a Change in Control shall not include, with respect to an individual Participant, any event, circumstance or transaction described in clauses (i), (ii), (iii), (iv) or (v) of this Subsection which results, within the six-month period preceding such event, circumstance or transaction, from the action of any entity or group which includes, is affiliated with or is wholly or partly controlled by such individual Participant (a "Participant Group"), provided, however, that such action shall not be taken into account for this purpose if it occurs within such six-month period after the action of any person or group (within the meaning of clause (iii) of this Subsection) which is not a Participant Group.

SECTION 14. ADJUSTMENTS.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split-up, reverse stock split, combination of shares or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and Award Price of shares subject to outstanding Awards granted under the Plan as may be determined by the Administrator, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

Upon any adjustment made pursuant to this Section 14 the Company will, upon request, deliver to the Participant or to the Participant's Successors a certificate of its Secretary setting forth the Award Price thereafter in effect and the number and kind of shares or other securities thereafter purchasable upon the exercise of such Award.

SECTION 15. USE OF PROCEEDS.

The proceeds received by the Company from the sale of shares pursuant to Options granted under this Plan or from the exercise of other Awards shall be available for general corporate purposes.

SECTION 16. TAX WITHHOLDING.

The Administrator may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company and any Subsidiary to withhold federal income taxes or other taxes with respect to any Award made under the Plan. Such rules and procedures may provide (i) in the case of Awards paid in shares of Common Stock, that the person receiving the Award may satisfy the withholding obligation by instructing the Company to withhold shares of Common Stock otherwise issuable upon exercise of such Award in order to satisfy such withholding obligation and (ii) in the case of an Award paid in cash, that the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant.

                                                                            LOGO

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SECTION 17. NONTRANSFERABILITY.

No Award shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution or, in the case of an Award other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Act), and such Award shall be exercisable during the lifetime of an Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrator may set forth in the Award Agreement evidencing an Award (other than an Incentive Stock Option) at the time of grant or thereafter, that the Award may be transferred to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Award shall be deemed to be the Participant. For this purpose, immediate family means the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

SECTION 18. INTERPRETATION, AMENDMENTS AND TERMINATION.

The Administrator may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Administrator shall be final and binding upon all persons.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, or that, without the approval of the Company stockholders, would:

    (a) except as provided in Section 14, increase the total number of shares of Common Stock reserved for the purposes of the Plan;

    (b) change the Employees or class of Employees eligible to participate in the Plan;

    (c) extend the maximum period during which Awards may be granted; or

    (d) change the provisions of subsections 7.A. and B. requiring stockholder approval of the grant of an Option at less than the Fair Market Value of the Common Stock on the date the Option is granted or of subsection 7.C.4. prohibiting the reduction in the exercise price of an Option after the date of its grant.

Other than as set forth above, stockholder approval under this Section 18 shall be required only at such times and under such circumstances as stockholder approval would be required under Rule 16b-3 of the Act with respect to any material amendment to any employee benefit plan of the Company.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 14 above, no such amendment shall impair the rights of any holder without his or her consent. The Board of Directors may, in its discretion, terminate this Plan at any time. Termination of the Plan shall not affect the rights of Participants or their Successors under any Awards outstanding and not exercised in full on the date of termination.

SECTION 19. GENERAL PROVISIONS.

No Award may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Administrator, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

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Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any Employee for any purposes of the Plan or Awards granted thereunder, except that no Awards may be granted to an Employee while he or she is absent on leave.

No Participant shall have any rights as a stockholder with respect to any shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

Nothing contained in the Plan or in Awards granted thereunder shall confer upon any Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate his or her employment at any time.

Any Award Agreement may provide that stock issued upon exercise of any Award may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks or forfeiture as the Committee may determine at the time such Award is granted.

SECTION 20. INDEMNIFICATION AND EXCULPATION.

Each person who is or shall have been a member of the Board of Directors or of the Committee administering the Plan shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person's lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless. Each member of the Board of Directors or of the Committee administering the Plan, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee administering the Plan, or an officer or employee of the Company be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

SECTION 21. NOTICES.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 250 Parkcenter Blvd., Post Office Box 20, Boise, Idaho 83726, addressed to the attention of the Secretary; and if to a Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.

                                  RECYCLE LOGO

PROXY

                               [ALBERTSONS LOGO]

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                ALBERTSONS, INC.

The undersigned hereby appoints Lawrence R. Johnston, Michael F. Reuling, and Peter L. Lynch, and each of them, as proxies for the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of common stock of Albertson's, Inc. ("the Company") that the undersigned is entitled to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any other matters that may properly come before the Company's 2001 Annual Meeting of Stockholders to be held on Thursday, June 14, 2001, and at any and all adjournments thereof, as set forth under the heading "Other Matters" in the accompanying Proxy Statement. If no other indication is made, at the meeting and at any and all adjournments thereof, the proxyholders will vote FOR proposals 1, 2 and 3 and will vote AGAINST proposals 4, 5, 6 and 7.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



                               [ALBERTSONS LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS
                            THURSDAY, JUNE 14, 2001

                                   10:00 A.M.

                                  IDAHO CENTER
                               16200 CAN-ADA ROAD
                                  NAMPA, IDAHO

If you plan to attend the meeting and your shares are held in the name of a broker or other nominee, please bring a statement or letter from the broker or nominee confirming your ownership of shares.

                                                                 PLEASE MARK
                                                                  YOUR VOTE  [X]
                                                                  LIKE THIS

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.   WITHHOLD
                                                                    AUTHORITY
1. ELECTION OF FOUR DIRECTORS TO CLASS III AND ONE     FOR       TO VOTE FOR ALL
   DIRECTOR TO CLASS II.                           ALL NOMINEES      NOMINEES
   01. CECIL D. ANDRUS   04. WILL M. STOREY            [ ]              [ ]
   02. PAMELA G. BAILEY  05. HENRY I. BRYANT
   03. J. B. SCOTT

To withhold authority for any nominee, check the "FOR" all nominees box above and write that nominee's name on line below:

--------------------------------------------

                                               FOR   AGAINST    ABSTAIN
2. RATIFICATION OF APPOINTMENT OF              [ ]     [ ]        [ ]
   INDEPENDENT AUDITORS

3. APPROVAL OF AMENDMENTS TO THE 1995          FOR   AGAINST    ABSTAIN
   STOCK-BASED INCENTIVE PLAN                  [ ]     [ ]        [ ]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5, 6 AND 7.

                                               FOR   AGAINST    ABSTAIN
4. STOCKHOLDER PROPOSAL TO DECLASSIFY          [ ]     [ ]        [ ]
   THE BOARD OF DIRECTORS.

                                               FOR   AGAINST    ABSTAIN
5. STOCKHOLDER PROPOSAL TO LABEL AND           [ ]     [ ]        [ ]
   IDENTIFY GENETICALLY ENGINEERED FOOD.

                                               FOR   AGAINST    ABSTAIN
6. STOCKHOLDER PROPOSAL TO HAVE EXECUTIVE      [ ]     [ ]        [ ]
   SEVERANCE OVER $3 MILLION APPROVED
   BY THE STOCKHOLDERS

                                               FOR   AGAINST    ABSTAIN
7. STOCKHOLDER PROPOSAL TO ADOPT THE           [ ]     [ ]        [ ]
   CERES PRINCIPLES FOR PUBLIC ENVIRONMENTAL
   ACCOUNTABILITY.

--------------------------------------------------------------------------------

                I hold additional accounts and do not wish to continue
                receiving duplicate copies of Albertson's material. Please   [ ]
                discontinue mailings, other than my proxy, to this account.


                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED THEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS
                4, 5, 6 AND 7.


Signature(s) ______________________________________________ Dated:________, 2001

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors, administrators, Trustees and so forth, should give full title as such. If the signatory is a corporation, please sign full corporate name by a duly authorized signor. If a partnership, please sign in partnership name by an authorized party. If shares are held in multiple names, at least one must sign as an authorized party.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



--------------------------------------------------------------------------------
                         VOTE BY TELEPHONE OR INTERNET
[TELEPHONE GRAPHIC]                                           [COMPUTER GRAPHIC]
                           QUICK ** EASY ** IMMEDIATE
--------------------------------------------------------------------------------
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card in the enclosed envelope.


--------------------------------------------------------------------------------
VOTE BY PHONE: CALL 1-800-840-1208 ON A TOUCH-TONE PHONE 24 HOURS A DAY.

[TELEPHONE GRAPHIC]  THERE IS NO CHARGE TO YOU FOR THIS CALL. Telephone voting is available until 5:00 p.m. EDT on Wednesday, June 13, 2001. You will be asked to enter your Control Number (look below at right).

        OPTION A:    To vote as the Board of Directors recommends, whether FOR
                     or AGAINST, on all matters, press 1. Then, when asked, you must confirm your vote by pressing 1 again.

        OPTION B:    If you choose to vote AGAINST or ABSTAIN on any matter,
                     press 0. You will hear these instructions for each item to be voted upon.

                     Item 1: to vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                     When asked, you must confirm your vote by pressing 1.

--------------------------------------------------------------------------------
VOTE BY INTERNET: http://www.proxyvoting.com/abs/             [COMPUTER GRAPHIC]
There may be Internet charges (usage or server fees)
that must be paid by the stockholder.
--------------------------------------------------------------------------------

Please have this card handy when you call or log on to the Internet. You'll need it in order to complete the voting process.

            PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTE BY
                             TELEPHONE OR INTERNET.
           FOR TELEPHONE OR INTERNET VOTING, YOUR CONTROL NUMBER IS: